Whole Bank Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia PURCHASE AND ASSUMPTION AGREEMENT WHOLE BANK ALL DEPOSITS AMONG FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF MILLENNIUM BANK, N.A. STERLING, VIRGINIA FEDERAL DEPOSIT INSURANCE CORPORATION AND WASHINGTONFIRST BANK RESTON, VIRGINIA DATED AS OF FEBRUARY 28, 2014

Whole Bank i Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia PURCHASE AND ASSUMPTION AGREEMENT TABLE OF CONTENTS ARTICLE I. GENERAL ................................................ 1 1.1 Purpose ..................................................................... 1 1.2 Shared-Loss Agreements .......................................... 1 1.3 Defined Terms .......................................................... 2 ARTICLE II. ASSUMPTION OF LIABILITIES ....... 10 2.1 Liabilities Assumed by Assuming Institution ......... 10 2.2 Interest on Deposit Liabilities ................................. 11 2.3 Unclaimed Deposits ................................................ 12 2.4 Employee Plans ...................................................... 12 ARTICLE III. PURCHASE OF ASSETS ...................... 12 3.1 Assets Purchased by the Assuming Institution ....... 12 3.2 Asset Purchase Price ............................................... 12 3.3 Manner of Conveyance; Limited Warranty; Nonrecourse; Etc. ................................................... 14 3.4 Puts of Assets to the Receiver ................................. 14 3.5 Assets Not Purchased by Assuming Institution ...... 16 3.6 Retention or Repurchase of Assets Essential to Receiver .................................................................. 18 3.7 Receiver’s Offer to Sell Withheld Loans ................ 19 ARTICLE IV. ASSUMPTION OF CERTAIN DUTIES AND OBLIGATIONS ......................................................... 19 4.1 Continuation of Banking Business ............................... 19 4.2 Credit Card Business .............................................. 20 4.3 Safe Deposit Business ............................................. 20 4.4 Safekeeping Business ............................................. 20 4.5 Trust Business ......................................................... 21 4.6 Bank Premises ........................................................ 21 4.7 Agreement with Respect to Leased Data Management Equipment ......................................... 25 4.8 Certain Existing Agreements .................................. 26 4.9 Informational Tax Reporting .................................. 27 4.10 Insurance ................................................................. 27 4.11 Office Space for Receiver and Corporation; Certain Payments ................................................................. 28 4.12 Continuation of Group Health Plan Coverage for Former Employees of the Failed Bank ................... 28 4.13 Interim Asset Servicing .......................................... 29 ARTICLE V. DUTIES WITH RESPECT TO DEPOSITORS OF THE FAILED BANK ........................ 30 5.1 Payment of Checks, Drafts, Orders and Deposits ... 30 5.2 Certain Agreements Related to Deposits ................ 30 5.3 Notice to Depositors ............................................... 30 ARTICLE VI. RECORDS .............................................. 31 6.1 Transfer of Records ................................................ 31 6.2 Transfer of Assigned Records ................................. 31 6.3 Preservation of Records.......................................... 31 6.4 Access to Records; Copies ..................................... 32 6.5 Right of Receiver or Corporation to Audit ............. 32 ARTICLE VIII. BID; INITIAL PAYMENT ................... 32 ARTICLE VIII. ADJUSTMENTS .................................... 32 8.1 Pro Forma Statement .............................................. 32 8.2 Correction of Errors and Omissions; Other Liabilities ................................................................ 33 8.3 Payments ................................................................ 34 8.4 Interest .................................................................... 34 8.5 Subsequent Adjustments ........................................ 34 ARTICLE IX. CONTINUING COOPERATION ........ 34 9.1 General Matters ...................................................... 34 9.2 Additional Title Documents ................................... 34 9.3 Claims and Suits ..................................................... 34 9.4 Payment of Deposits ............................................... 35 9.5 Withheld Payments ................................................ 35 9.6 Proceedings with Respect to Certain Assets and Liabilities ................................................................ 35 9.7 Information ............................................................. 36 9.8 Tax Ruling .............................................................. 36 ARTICLE X. CONDITION PRECEDENT................. 36 ARTICLE XI. REPRESENTATIONS AND WARRANTIES OF THE ASSUMING INSTITUTION . 37 11.1 Corporate Existence and Authority ........................ 37 11.2 Third Party Consent ............................................... 37 11.3 Execution and Enforceability ................................. 37 11.4 Compliance with Law ............................................ 37 11.5 Insured or Guaranteed Loans ................................. 37 11.6 Representations Remain True ................................ 38 11.7 No Reliance; Independent Advice .......................... 38 ARTICLE XII INDEMNIFICATION ........................... 38 12.1 Indemnification of Indemnitees .............................. 38 12.2 Conditions Precedent to Indemnification ............... 41 12.3 No Additional Warranty ......................................... 42 12.4 Indemnification of Receiver and Corporation ........ 42 12.5 Obligations Supplemental ...................................... 42 12.6 Criminal Claims ..................................................... 43 12.7 Limited Guaranty of the Corporation ..................... 43 12.8 Subrogation ............................................................ 43 ARTICLE XIII. MISCELLANEOUS............................... 43 13.1 Expenses ................................................................. 43 13.2 Waiver of Jury Trial ............................................... 43 13.3 Consent; Determination or Discretion .................... 43

13.4 Rights Cumulative 44
13.5 References 44
13.6 Notice....................44
13.7 Entire Agreement....................45
13.8 Counterparts....................45
13.9 Governing Law 45
13.10 Successors....................45
13.11 Modification....................45
13.12 Manner of Payment 45
13.13 Waiver....................46
13.14 Severability 46
13.15 Term of Agreement 46
13.16 Survival of Covenants, Etc. 46

SCHEDULES

		Page
Excluded Deposit Liability Accounts	Schedule 2.1(a)	48
Purchase Price of Assets	Schedule 3.2	49
Excluded Securities	Schedule 3.5(l)	51
Excluded Other Real Estate and Subsidiaries	Schedule 3.5(m)	52
Bank Premises in Underserved Areas	Schedule 4.1(b)	53
Data Retention Catalog	Schedule 6.3	54
Accounts Excluded from Calculation of Deposit Franchise Bid Premium	Schedule 7	56

EXHIBITS

		Page
Final Legal Notice	Exhibit 2.3A	58
Affidavit of Mailing	Exhibit 2.3B	60
Valuation of Certain Qualified Financial Contracts	Exhibit 3.2(c)	61
Interim Asset Servicing Arrangement	Exhibit 4.13	63

Whole Bank
Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT
ii
Millennium Bank, N.A.
Sterling, Virginia

Whole Bank 1 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia PURCHASE AND ASSUMPTION AGREEMENT WHOLE BANK ALL DEPOSITS THIS AGREEMENT, made and entered into as of the 28th day of February, 2014, by and among the FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER of MILLENNIUM BANK, STERLING,VIRGINIA (the “Receiver”), WASHINGTONFIRST BANK, organized under the laws of the State of Virginia, and having its principal place of business in Reston, Virginia (the “Assuming Institution”), and the FEDERAL DEPOSIT INSURANCE CORPORATION, organized under the laws of the United States of America and having its principal office in Washington, D.C., acting in its corporate capacity (the “Corporation”). R E C I T A L S A. On the Bank Closing Date, the Chartering Authority closed MILLENNIUM BANK (the “Failed Bank”) pursuant to applicable law and the Corporation was appointed Receiver thereof. B. The Assuming Institution desires to purchase certain assets and assume certain deposits and other liabilities of the Failed Bank on the terms and conditions set forth in this Agreement. C. Pursuant to 12 U.S.C. § 1823(c)(2)(A), the Corporation may provide assistance to the Assuming Institution to facilitate the transactions contemplated by this Agreement, which assistance may include indemnification pursuant to Article XII. D. The Board of Directors of the Corporation (the “Board”) has determined to provide assistance to the Assuming Institution on the terms and subject to the conditions set forth in this Agreement. E. The Board has determined pursuant to 12 U.S.C. § 1823(c)(4)(A) that such assistance is necessary to meet the obligation of the Corporation to provide insurance coverage for the insured deposits in the Failed Bank and is the least costly to the deposit insurance fund of all possible methods for meeting such obligation. NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the parties hereto agree as follows: A G R E E M E N T ARTICLE I. GENERAL. 1.1. Purpose. The purpose of this Agreement is to set forth requirements regarding, among other things, the terms and conditions on which the Assuming Institution purchases certain assets and assumes certain liabilities of the Failed Bank. 1.2. [RESERVED].

Whole Bank 2 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia 1.3. Defined Terms. Capitalized terms used in this Agreement shall have the meanings set forth or referenced in this Section 1.3. As used herein, words imparting the singular include the plural and vice versa. “Accounting Records” means the general ledger and subsidiary ledgers and supporting schedules which support the general ledger balances. “Acquired Assets” means all assets of the Failed Bank purchased pursuant to this Agreement. Assets owned by Subsidiaries of the Failed Bank are not “Acquired Assets” within the meaning of this definition by virtue of being owned by such Subsidiaries. “Acquired Subsidiary” or “Acquired Subsidiaries” means one or more, as applicable, Subsidiaries of the Failed Bank acquired pursuant to Section 3.1. “Affiliate” of any Person means any director, officer, or employee of that Person and any other Person (i) who is directly or indirectly controlling, or controlled by, or under direct or indirect common control with, such Person, or (ii) who is an affiliate of such Person as the term “affiliate” is defined in § 2(k) of the Bank Holding Company Act of 1956, as amended, 12 U.S.C. § 1841. “Agreement” means this Purchase and Assumption Agreement by and among the Assuming Institution, the Corporation and the Receiver, as amended or otherwise modified from time to time. “Assumed Deposits” means Deposits. “Assuming Institution” has the meaning set forth in the introduction to this Agreement. “Bank Closing Date” means the close of business of the Failed Bank on the date on which the Chartering Authority closed such institution. “Bank Premises” means the banking buildings, drive-in banking facilities, teller facilities (staffed or automated), storage and service facilities, structures connecting remote facilities to banking houses, land on which the foregoing are located and unimproved land, together with any adjacent parking, that are owned or leased by the Failed Bank and that have formerly been utilized, are currently utilized, or as of the Bank Closing Date, are intended to be utilized in the future by the Failed Bank as shown on the Failed Bank Records. “Bank Premises Surrender Date” means, with respect to each specific Bank Premises, the date selected by the Assuming Institution to surrender such Bank Premises to the Receiver, which date shall be no later than the first day after the Receiver is satisfied that all of the conditions for surrender of such Bank Premises set forth in this Agreement have been met; provided that, unless otherwise provided in this Agreement, such date shall not be more than 150 days after the Bank Closing Date. “Bid Amount” has the meaning set forth in Article VII. “Bid Form” means Exhibit “A” to the bid instructions provided to the Assuming Institution. “Bid Valuation Date” means NOVEMBER 29, 2013.

Whole Bank 3 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia “Board” has the meaning set forth in Recital D. “Book Value” means, with respect to any Acquired Asset and any Liability Assumed, the dollar amount thereof stated on the Failed Bank Records. The Book Value of any item shall be determined as of the Bank Closing Date after adjustments made by the Receiver for differences in accounts, suspense items, unposted debits and credits and other similar adjustments or corrections and for setoffs, whether voluntary or involuntary. The Book Value of an Acquired Subsidiary shall be determined from the investment in subsidiary and related accounts on the “bank only” (unconsolidated) balance sheet of the Failed Bank based on the Equity Method of Accounting. Without limiting the generality of the foregoing, (i) the Book Value of a Liability Assumed shall include all accrued and unpaid interest thereon as of the Bank Closing Date, and (ii) the Book Value of a Loan shall reflect adjustments for earned interest, or unearned interest (as it relates to the “rule of 78s” or add-on-interest loans, as applicable), if any, as of the Bank Closing Date, adjustments for the portion of earned or unearned loan-related credit life and/or disability insurance premiums, if any, attributable to the Failed Bank as of the Bank Closing Date, and adjustments for Failed Bank Advances, if any, in each case as determined for financial reporting purposes. The Book Value of an Acquired Asset shall not include any adjustment for loan premiums, discounts or any related deferred income, fees or expenses, or general or specific reserves on the Failed Bank Records. “Business Day” means a day other than a Saturday, Sunday, Federal legal holiday or legal holiday under the laws of the State where the Failed Bank is located, or a day on which the principal office of the Corporation is closed. “Chartering Authority” means (i) with respect to a national bank, a Federal savings association or savings bank, the Office of the Comptroller of the Currency, (ii) with respect to a bank or savings institution chartered by a State, the agency of such State charged with primary responsibility for regulating and/or closing banks or savings institutions, as the case may be, (iii) the Corporation in accordance with 12 U.S.C. § 1821(c)(4), with regard to self-appointment, or (iv) the appropriate Federal banking agency in accordance with 12 U.S.C. § 1821(c)(9). “Commitment” means the unfunded portion of a line of credit or other commitment reflected on the Failed Bank Records to make an extension of credit (or additional advances with respect to a Loan) that was legally binding on the Failed Bank as of the Bank Closing Date, other than extensions of credit pursuant to the credit card business and overdraft protection plans of the Failed Bank, if any. “Corporation” has the meaning set forth in the introduction to this Agreement. “Counterclaim” has the meaning set forth in Section 12.1(b). “Credit Documents” means the agreements, instruments, certificates or other documents at any time evidencing or otherwise relating to, governing or executed in connection with or as security for, a Loan, including without limitation notes, bonds, loan agreements, letter of credit applications, lease financing contracts, banker’s acceptances, drafts, interest protection agreements, currency exchange agreements, repurchase agreements, reverse repurchase agreements, guarantees, deeds of trust, mortgages, assignments, security agreements, pledges, subordination or priority agreements, lien priority agreements, undertakings, security instruments, certificates, documents, legal opinions, participation agreements and intercreditor

Whole Bank 4 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia agreements, and all amendments, modifications, renewals, extensions, rearrangements, and substitutions with respect to any of the foregoing. “Credit File” means all Credit Documents and all other credit, collateral or insurance documents in the possession or custody of the Assuming Institution, or any of its Subsidiaries or Affiliates, relating to an Acquired Asset or a Loan included in a Put Notice, or copies of any such documents. “Deposit” means a deposit as defined in 12 U.S.C. § 1813(l), including without limitation, outstanding cashier’s checks and other official checks and all uncollected items included in the depositors’ balances and credited on the Failed Bank Records; provided that the term “Deposit” shall not include all or any portion of those deposit balances which, in the discretion of the Receiver or the Corporation, (i) may be required to satisfy it for any liquidated or contingent liability of any depositor arising from an unauthorized or unlawful transaction, or (ii) may be needed to provide payment of any liability of any depositor to the Failed Bank or the Receiver, including the liability of any depositor as a director or officer of the Failed Bank, whether or not the amount of the liability is or can be determined as of the Bank Closing Date. “Deposit Secured Loan” means a loan in which the only collateral securing the loan is Assumed Deposits or deposits at other insured depository institutions. “Electronically Stored Information” means any system backup tapes, any electronic mail (whether on an exchange or other similar system), any data on personal computers and any data on server hard drives. “Eligible Individuals” has the meaning set forth in Section 4.12. “Eligible Overdraft” means an overdraft that (1) was in existence on the Bank Closing Date with (2) a balance of greater than $500, and (3) was not made pursuant to an overdraft protection plan or similar extension of credit. “Equity Method of Accounting” means the carrying value of a bank's investment in a subsidiary is originally recorded at cost but is adjusted periodically to record as income the bank's proportionate share of the subsidiary's earnings or losses and decreased by the amount of cash dividends or similar distributions received from the subsidiary. Acquired Subsidiaries with negative equity will be restated to $1 pursuant to the Equity Method of Accounting. “ERISA” has the meaning set forth in Section 4.12. “Failed Bank” has the meaning set forth in Recital A. “Failed Bank Advances” means the total sums paid by the Failed Bank to (i) protect its lien position, (ii) pay ad valorem taxes and hazard insurance and (iii) pay premiums for credit life insurance, accident and health insurance and vendor’s single interest insurance. “Failed Bank Assessment Area” means the most recent Community Reinvestment Act (“CRA”) assessment area of the Failed Bank reflected in the Information Package. “Failed Bank Records” means records as defined in 12 C.F.R. 360.11(a)(3).

Whole Bank 5 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia “Fair Market Value” means: (a) “Market Value” as defined in the regulation prescribing the standards for real estate appraisals used in federally related transactions, 12 C.F.R. § 323.2(g), and accordingly shall mean the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition are the assumed consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (i) Buyer and seller are typically motivated; (ii) Both parties are well informed or well advised, and acting in what they consider their own best interests; (iii) A reasonable time is allowed for exposure in the open market; (iv) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and (v) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale; as determined as of the Bank Closing Date by an appraiser chosen by the Receiver; any costs and fees associated with such determination shall be paid by the Receiver, and with respect to Bank Premises (to the extent, if any, that Bank Premises are purchased utilizing this valuation method), shall be determined not later than sixty (60) days after the Bank Closing Date by an appraiser selected by the Receiver within seven (7) days after the Bank Closing Date, and with respect to Specialty Assets, shall be determined by an appraiser selected by the Receiver within seven (7) days after the Bank Closing Date; or (b) with respect to property other than Bank Premises and Specialty Assets purchased utilizing this valuation method, the price therefor as established by the Receiver, as determined in accordance with clause (a) above. “FDIC Office Space” has the meaning set forth in Section 4.11. “Final Legal Notice” has the meaning set forth in Section 2.3(a). “Fixtures” means those leasehold improvements, additions, alterations and installations constituting all or a part of Bank Premises (including without limitation automated teller machines that are affixed to a Bank Premises and may be not removed without causing structural damage to such Bank Premises) and which were acquired, added, built, installed or purchased at the expense of the Failed Bank, regardless of the holder of legal title thereto as of the Bank Closing Date. “Furniture and Equipment” means the furniture and equipment (other than Safe Deposit Boxes, Personal Computers, Owned Data Management Equipment, Specialty Assets and motor vehicles), leased or owned by the Failed Bank and reflected on the Failed Bank Records as of the Bank Closing Date and located on or at Bank Premises, including without limitation

Whole Bank 6 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia automated teller machines (to the extent they are not Fixtures), carpeting, furniture, office machinery, shelving, office supplies, telephone, surveillance and security systems, ancillary equipment and artwork. Furniture and equipment located at a storage facility not adjacent to a Bank Premises are excluded from this definition. “GSE” means a government sponsored enterprise. “Indemnitees” means, except as provided in Section 12.1(b)(xi), (i) the Assuming Institution, (ii) the Subsidiaries and Affiliates of the Assuming Institution other than any Subsidiaries or Affiliates of the Failed Bank that are or become Subsidiaries or Affiliates of the Assuming Institution and (iii) the directors, officers, employees and agents of the Assuming Institution and its Subsidiaries and Affiliates who are not also present or former directors, officers, employees or agents of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank. “Information Package” means the most recent compilation of financial and other data with respect to the Failed Bank, including any amendments or supplements thereto, provided to the Assuming Institution by the Corporation on the web site used by the Corporation to market the Failed Bank to potential acquirers. “Initial Payment” means the payment made pursuant to Article VII (based on the best information available as of the Bank Closing Date), the amount of which shall be either (i) if the Bid Amount is positive, the aggregate Book Value of the Liabilities Assumed minus the sum of the aggregate purchase price of the Acquired Assets (including any Bank Premises, Other Real Estate, and Other Real Estate Subsidiaries purchased via the Bid Form) as determined pursuant to Section 3.2 and the positive Bid Amount, or (ii) if the Bid Amount is negative, the sum of the aggregate Book Value of the Liabilities Assumed and the negative Bid Amount minus the aggregate purchase price of the Acquired Assets (including any Bank Premises, Other Real Estate, and Other Real Estate Subsidiaries purchased via the Bid Form). The Initial Payment shall be payable by the Corporation to the Assuming Institution if (i) the Liabilities Assumed are greater than the sum of the positive Bid Amount and the aggregate purchase price of the Acquired Assets, or if (ii) the sum of the Liabilities Assumed and the negative Bid Amount are greater than the aggregate purchase price of the Acquired Assets. The Initial Payment shall be payable by the Assuming Institution to the Corporation if (i) the Liabilities Assumed are less than the sum of the positive Bid Amount and the aggregate purchase price of the Acquired Assets, or if (ii) the sum of the Liabilities Assumed and the negative Bid Amount is less than the aggregate purchase price of the Acquired Assets. Such Initial Payment shall be subject to adjustment as provided in Article VIII. “Leased Data Management Equipment” means any equipment, computer hardware, computer software (and the lease or licensing agreements related thereto), computer networking equipment, printers, fax machines, copiers, document scanners, data tape systems, data tapes, DVDs, CDs, flash drives, telecommunications and check processing equipment and any other electronic storage media leased by the Failed Bank at Bank Closing which is, was, or could have been used by the Failed Bank in connection with data management activities. “Legal Balance” means the amount of indebtedness legally owed by an Obligor with respect to a Loan, including principal and accrued and unpaid interest, late fees, attorneys’ fees and expenses, taxes, insurance premiums, and similar charges, if any.

Whole Bank 7 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia “Liabilities Assumed” has the meaning provided in Section 2.1. “Lien” means any mortgage, lien, pledge, charge, assignment for security purposes, security interest or encumbrance of any kind with respect to an Acquired Asset, including any conditional sale agreement or capital lease or other title retention agreement relating to such Acquired Asset. “Loan” or “Loans” means, individually or collectively, all of the following owed to or held by the Failed Bank as of the Bank Closing Date: (a) loans (including loans which have been charged off the Failed Bank Records in whole or in part prior to and including the Bid Valuation Date), participation agreements, interests in participations, overdrafts of customers (including but not limited to overdrafts made pursuant to an overdraft protection plan or similar extensions of credit in connection with a deposit account), revolving commercial lines of credit, home equity lines of credit, Commitments, United States and/or State-guaranteed student loans and lease financing contracts; (b) all Liens, rights (including rights of set-off), remedies, powers, privileges, demands, claims, priorities, equities and benefits owned or held by, or accruing or to accrue to or for the benefit of, the holder of the obligations or instruments referred to in clause (a) above, including but not limited to those arising under or based upon Credit Documents, casualty insurance policies and binders, standby letters of credit, mortgagee title insurance policies and binders, payment bonds and performance bonds at any time and from time to time existing with respect to any of the obligations or instruments referred to in clause (a) above; and (c) all amendments, modifications, renewals, extensions, refinancings and refundings of or for any of the foregoing. “New Loan” means a Loan made by the Failed Bank after the Bid Valuation Date that is not a continuation, amendment, modification, renewal, extension, refinancing, restructuring or refunding of or for any then-existing Loan. “Obligor” means each Person liable for the full or partial payment or performance of any Loan, whether such Person is obligated directly, indirectly, primarily, secondarily, jointly or severally. “Other Real Estate” means all interests in real estate (other than Bank Premises and Fixtures), including but not limited to mineral estates, leasehold rights, condominium and cooperative interests, easements, air rights, water rights, and development rights that are owned by the Failed Bank as of Bid Valuation Date. “Other Real Estate Subsidiary” means those Subsidiaries listed on the Bid Form, if any. “Owned Data Management Equipment” means any equipment, computer hardware, computer software, computer networking equipment, printers, fax machines, copiers, document scanners, data tape systems, data tapes, DVDs, CDs, flash drives, telecommunications and check processing equipment and any other electronic storage media owned by the Failed Bank at Bank

Whole Bank 8 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia Closing which is, was, or could have been used by the Failed Bank in connection with data management activities. “Payment Date” means the first Business Day after the Bank Closing Date. “Person” means any individual, corporation, partnership, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, excluding the Corporation. “Personal Computer(s)” means computers based on a microprocessor generally designed to be used by one person at a time and which usually store informational data on that computer’s internal hard drive or attached peripheral, and associated peripherals (such as keyboard, mouse, etc.). A personal computer can be found in various configurations such as laptops, net books, and desktops. “Primary Indemnitor” means any Person (other than the Assuming Institution or any of its Affiliates) who is obligated to indemnify or insure, or otherwise make payments (including payments on account of claims made against) to or on behalf of any Person in connection with the claims covered under Article XII, including without limitation any insurer issuing any directors and officers liability policy or any Person issuing a financial institution bond or banker’s blanket bond. “Pro Forma” means a balance sheet that reflects a reasonably accurate financial statement of the Failed Bank through the Bank Closing Date and serves as a basis for the opening entries of both the Assuming Institution and the Receiver. “Proprietary Software” means computer software developed for and owned by the Failed Bank for its own purpose and use. “Put Date” has the meaning set forth in Section 3.4(d). “Put Notice” has the meaning set forth in Section 3.4(c). “Qualified Beneficiaries” has the meaning set forth in Section 4.12. “Qualified Financial Contract” means a qualified financial contract as defined in 12 U.S.C. § 1821(e)(8)(D). “Receiver” has the meaning set forth in the introduction to this Agreement. “Related Liability” with respect to any Acquired Asset means any liability existing and reflected on the Failed Bank Records as of the Bank Closing Date for (i) indebtedness secured by mortgages, deeds of trust, chattel mortgages, security interests or other liens on or affecting such Acquired Asset, (ii) ad valorem taxes applicable to such Acquired Asset and (iii) any other obligation determined by the Receiver to be directly related to such Acquired Asset. “Related Liability Amount” with respect to any Related Liability on the books of the Assuming Institution, means the amount of such Related Liability as stated on the Failed Bank Records of the Assuming Institution (as maintained in accordance with generally accepted accounting principles) as of the date as of which the Related Liability Amount is being determined. With respect to a liability that relates to more than one Acquired Asset, the amount

Whole Bank 9 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia of such Related Liability shall be allocated among such Acquired Assets for the purpose of determining the Related Liability Amount with respect to any one of such Acquired Assets. Such allocation shall be made by specific allocation, where determinable, and otherwise shall be pro rata based upon the dollar amount of such Acquired Assets stated on the Failed Bank Records of the entity that owns such Acquired Asset. “Repurchase Price” means, with respect to any Acquired Asset, first taking the Book Value of the Acquired Asset at the Bank Closing Date and either subtracting the pro rata Acquired Asset discount or adding the pro rata Acquired Asset premium, and subsequently adjusting that amount (i) for any advances and interest on such Acquired Asset after the Bank Closing Date, (ii) by subtracting the total amount received by the Assuming Institution for such Acquired Asset after the Bank Closing Date, regardless of how applied and (iii) by adding total disbursements of principal made by the Receiver not otherwise included in the Book Value. For New Loans, Deposit Secured Loans and Eligible Overdrafts put back to the Receiver under Section 3.4, the Repurchase Price shall not take into account the pro rata Acquired Asset discount or premium. The Repurchase Price for Eligible Overdrafts shall include adjustments for credits or deposits received after the Bank Closing Date and prior to the date of put back. “Safe Deposit Boxes” means the safe deposit boxes of the Failed Bank, if any, including the removable safe deposit boxes and safe deposit stacks in the Failed Bank’s vault(s), all rights and benefits under rental agreements with respect to such safe deposit boxes, and all keys and combinations thereto. “Settlement Date” means the first Business Day immediately prior to the day which is three hundred sixty-five (365) days after the Bank Closing Date, or such other date prior thereto as may be agreed upon by the Receiver and the Assuming Institution. The Receiver, in its discretion, may extend the Settlement Date. “Settlement Interest Rate” means, for the first calendar quarter or portion thereof during which interest accrues, the rate determined by the Receiver to be equal to the investment rate on twenty-six (26)-week United States Treasury Bills as published on the Bank Closing Date by the United States Treasury on the TreasuryDirect.gov website; provided, that if no such Investment Rate is published the week of the Bank Closing Date, the investment rate for such Treasury Bills most recently published by the United States Treasury on TreasuryDirect.gov prior to the Bank Closing Date shall be used. Thereafter, the rate shall be adjusted to the rate determined by the Receiver to be equal to the Investment Rate on such Treasury Bills in effect as of the first day of each succeeding calendar quarter during which interest accrues as published by the United States Treasury on the TreasuryDirect.gov website. “Specialty Assets” means assets that have a greater value than more traditional furniture and equipment owned by the Failed Bank and reflected on the Failed Bank Records as of the Bank Closing Date and located on or at Bank Premises, including without limitation fine art and high end decorative art; classic and antique motor vehicles; rare books; rare coins; airplanes; boats; jewelry; collectible firearms; Indian or other cultural artifacts; sculptures; Proprietary Software; and any other items that typically cannot be appraised by a Furniture and Equipment appraiser. Specialty Assets does not include any repossessed collateral. “Subsequently Occupied Space” has the meaning set forth in Section 4.6(f).

Whole Bank 10 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia “Subsidiary” has the meaning set forth in § 3(w)(4) of the Federal Deposit Insurance Act, 12 U.S.C. § 1813(w)(4), as amended. “Underserved Area” means a census track designated as an underserved middle-income nonmetropolitan track on the most recent List of Middle-Income Non-Metropolitan Distressed or Underserved Geographies as published by the Federal Financial Institutions Examination Council (“FFIEC”) on the FFIEC website. A list of Bank Premises, if any, located in an Underserved Market is attached as Schedule 4.1(b). ARTICLE II. ASSUMPTION OF LIABILITIES. 2.1. Liabilities Assumed by Assuming Institution. The Assuming Institution expressly assumes at Book Value (subject to adjustment pursuant to Article VIII) and agrees to pay, perform and discharge, all of the following liabilities of the Failed Bank as of the Bank Closing Date, except as otherwise provided in this Agreement (such liabilities referred to as “Liabilities Assumed”): (a) Assumed Deposits, except those Deposits specifically listed on Schedule 2.1(a); provided, that as to any Deposits of public money which are Assumed Deposits, the Assuming Institution agrees to properly secure such Deposits with such Acquired Assets as appropriate which, prior to the Bank Closing Date, were pledged as security by the Failed Bank, or with assets of the Assuming Institution, if such securing Acquired Assets, if any, are insufficient to properly secure such Deposits; (b) liabilities for indebtedness incurred by the Failed Bank, reflected on the Accounting Records of the Failed Bank on the Bank Closing Date, and secured by any perfected Lien on or affecting any Acquired Asset; provided, that the amount of any liability assumed pursuant to this Section 2.1(b) (x) shall be limited to the market value (as determined by the Receiver) of the Acquired Assets securing such liability and (y) is not subject to adjustment pursuant to Article VIII; (c) all borrowings from, and obligations and indebtedness to, Federal Reserve Banks and Federal Home Loan Banks, if any, whether currently owed, or conditional or not yet matured, including but not limited to, if applicable, (i) advances, including principal, interest, and any prepayment fees, costs and expenses; (ii) letters of credit, including any reimbursement obligations; (iii) acquired member assets programs, including representations, warranties, credit enhancement obligations and servicing obligations; (iv) affordable housing programs, including retention agreements and other contracts and monitoring obligations; (v) swaps and other derivatives; and (vi) safekeeping and custody agreements, provided, that the assumption of any liability pursuant to this Section 2.1(c) shall be limited to the market value of the assets securing such liability as determined by the Receiver; and overdrafts, debit balances, service charges, reclamations and adjustments to accounts with the Federal Reserve Banks as reflected on the books and records of any such Federal Reserve Bank within ninety (90) days after the Bank Closing Date, if any; (d) ad valorem taxes (prorated through the Bank Closing Date), whether or not reflected on the Failed Bank Records, applicable to any Acquired Asset; provided, that the assumption of any ad valorem taxes pursuant to this Section 2.1(d) shall be limited to an

Whole Bank 11 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia amount equal to the market value of the Acquired Asset to which such taxes apply as determined by the Receiver; (e) liabilities, if any, for federal funds purchased, repurchase agreements and overdrafts in accounts maintained with other depository institutions (including any accrued and unpaid interest thereon computed to and including the Bank Closing Date); provided, that the assumption of any liability pursuant to this Section 2.1(e) shall be limited to the market value of the Acquired Assets securing such liability as determined by the Receiver; (f) United States Treasury tax and loan note option accounts, if any; (g) liabilities for any acceptance or commercial letter of credit provided, that the assumption of any liability pursuant to this Section 2.1(g) shall be limited to the market value of the Acquired Assets securing such liability as determined by the Receiver; (h) liabilities for any “standby letters of credit” as defined in 12 C.F.R. § 337.2(a) issued on the behalf of any Obligor of a Loan acquired hereunder by the Assuming Institution, but excluding any other standby letters of credit; (i) duties and obligations assumed pursuant to this Agreement including without limitation those relating to the Failed Bank Records, credit card business, debit card business, stored value and gift card business, overdraft protection plans, safe deposit business, safekeeping business and trust business, if any; (j) liabilities, if any, for Commitments; (k) liabilities, if any, for amounts owed to any Acquired Subsidiary; (l) liabilities, if any, with respect to Qualified Financial Contracts; (m) liabilities, if any, under any contract pursuant to which loan servicing is provided to the Failed Bank by others; and (n) any deferred revenue, income or fees recorded on the general ledger of the Failed Bank as of the Bank Closing Date attributable to any business assumed pursuant to Section 4.2, 4.3, 4.4, or 4.5 of this Agreement, excluding any deferred income or revenue relative to FASB 91 – Loan Fees and Costs associated with originating or acquiring Loans and initial direct costs of leases. 2.2. Interest on Deposit Liabilities. The Assuming Institution agrees that, from and after the Bank Closing Date, it will accrue and pay interest on Assumed Deposits pursuant to Section 2.1 at a rate(s) it shall determine; provided, that for non-transaction Deposit liabilities such rate(s) shall not be less than the lowest rate offered by the Assuming Institution to its depositors for non-transaction deposit accounts. The Assuming Institution shall permit each depositor to withdraw, without penalty for early withdrawal, all or any portion of such depositor’s Deposit, whether or not the Assuming Institution elects to pay interest in accordance with any deposit agreement formerly existing between the Failed Bank and such depositor; and further provided, that if such Deposit has been pledged to secure an obligation of the depositor or other party, any withdrawal thereof shall be subject to the terms of the agreement governing such pledge. The Assuming Institution shall give notice to such depositors as provided in Section 5.3 of the rate(s) of interest which it has determined to pay and of such withdrawal rights.

Whole Bank 12 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia 2.3. Unclaimed Deposits. (a) Final Legal Notice. Fifteen (15) months following the Bank Closing Date, the Assuming Institution will provide the Receiver a listing of all deposit accounts, including the type of account, not claimed by the depositor. The Receiver will review the list and authorize the Assuming Institution to act on behalf of the Receiver to send a Final Legal Notice in a form substantially similar to Exhibit 2.3A (the “Final Legal Notice”) to the owner(s) of the unclaimed deposits reminding them of the need to claim or arrange to continue their account(s) with the Assuming Institution. The Assuming Institution will send the Final Legal Notice to the depositors within thirty (30) days following notification of the Receiver’s authorization. The Assuming Institution will prepare an Affidavit of Mailing in a form substantially similar to Exhibit 2.3B and will forward the Affidavit of Mailing to the Receiver after mailing out the Final Legal Notice to the owner(s) of unclaimed deposit accounts. (b) Unclaimed Deposits. If, within eighteen (18) months after the Bank Closing Date, any depositor of the Failed Bank does not claim or arrange to continue such depositor’s Assumed Deposits at the Assuming Institution, the Assuming Institution shall, within fifteen (15) Business Days after the end of such eighteen (18) month period, (i) refund to the Receiver the full amount of each such Deposit (without reduction for service charges), (ii) provide to the Receiver a schedule of all such refunded Deposits in such form as may be prescribed by the Receiver, and (iii) assign, transfer, convey, and deliver to the Receiver, all right, title and interest of the Assuming Institution in and to the Failed Bank Records previously transferred to the Assuming Institution and other records generated or maintained by the Assuming Institution pertaining to such Deposits. During such eighteen (18) month period, at the request of the Receiver, the Assuming Institution promptly shall provide to the Receiver schedules of unclaimed Deposits in such form as may be prescribed by the Receiver. 2.4. Employee Plans. Except as provided in Section 4.12, the Assuming Institution shall have no liabilities, obligations or responsibilities under the Failed Bank’s health care, bonus, vacation, pension, profit sharing, deferred compensation, 401k or stock purchase plans or similar plans, if any, unless the Receiver and the Assuming Institution agree otherwise subsequent to the date of this Agreement. ARTICLE III. PURCHASE OF ASSETS. 3.1. Assets Purchased by Assuming Institution. With the exception of certain assets expressly excluded in Sections 3.5 and 3.6 and, if applicable, listed on Schedule 3.5(l) the Assuming Institution hereby purchases from the Receiver, and the Receiver hereby sells, assigns, transfers, conveys and delivers to the Assuming Institution, all right, title and interest of the Receiver in and to all of the assets (real, personal and mixed, wherever located and however acquired) including all joint ventures, partnerships and any and all other business combinations or arrangements, whether active, inactive, dissolved or terminated, of the Failed Bank whether or not reflected on the books of the Failed Bank as of the Bank Closing Date. Acquired Assets are purchased hereunder by the Assuming Institution subject to all liabilities for indebtedness collateralized by Liens affecting such Acquired Assets to the extent provided in Section 2.1. 3.2. Asset Purchase Price. (a) Determination of Asset Purchase Price. All Acquired Assets and assets of the Failed Bank subject to an option to purchase by the Assuming Institution shall be purchased

Whole Bank 13 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia for the amount, or the amount resulting from the method specified for determining the amount, as specified on Schedule 3.2, except as otherwise may be provided herein. Any Acquired Asset, asset of the Failed Bank subject to an option to purchase or other asset purchased for which no purchase price is specified on Schedule 3.2 or otherwise herein shall be purchased at its Book Value. The purchase price for Acquired Subsidiaries shall be adjusted pursuant to Section 4.6(i)(iv), if applicable. (b) Purchase Price for Securities. The purchase price for any security (other than the capital stock of any Acquired Subsidiary and Federal Home Loan Bank stock) purchased under Section 3.1 by the Assuming Institution shall consist of the market price (as defined below) of the security as of the Bank Closing Date, multiplied by the bank’s ownership interest in the security (see Calculation of Purchase Price below) and shall include accrued interest, where applicable, as noted below. (i) Definition of Market Price: The market price for any security shall be (i) the market price for that security quoted at the close of the trading day effective on the Bank Closing Date as published electronically by Bloomberg, L.P., or alternatively, at the discretion of the Receiver, by IDC/Financial Times (FT) Interactive Data; (ii) provided that if such market price is not available for such security, the Assuming Institution will submit a written purchase price bid for such security within three days of notification/bid request by the Receiver (unless a different time period is agreed to by the Assuming Institution and the Receiver) and the Receiver, in its sole and absolute discretion, will accept or reject each such purchase price bid; (iii) further provided that in the absence of an acceptable bid from the Assuming Institution, or in the event that a security is deemed essential to the Receiver as determined by the Receiver in its discretion (see Section 3.6 Retention or Repurchase of Assets Essential to the Receiver) such security shall not pass to the Assuming Institution and shall be deemed to be an excluded asset hereunder and listed on Schedule 3.5(l). (ii) Calculation of Purchase Price. The bank’s ownership interest in a security will be quantified one of two ways: (i) number of shares or other units, as applicable (in the case of equity securities) or (ii) par value or notational amount, as applicable (in the case of non-equity securities). As a result, the purchase price (except where determined pursuant to clause (ii) of the preceding paragraph) shall be calculated one of two ways, depending on whether or not the security is an equity security: (i) the purchase price for an equity security shall be calculated by multiplying the number of shares or other units by the applicable market price per unit; and (ii) the purchase price for a non-equity security shall be an amount equal to the applicable market price (expressed as a decimal), multiplied by the par value for such security (based on the payment factor most recently widely available). The purchase price also shall include accrued interest as calculated below (see Calculation of Accrued Interest), except to the extent the parties may otherwise expressly agree, pursuant to clause (ii) of the preceding paragraph. If the factor used to determine the par value of any security for purposes of calculating the purchase price, is not for the period in which the Bank Closing Date occurs, then the purchase price for that security shall be subject to adjustment post- closing based on a “cancel and correct” procedure. Under this procedure, after such current factor becomes publicly available, the Receiver will recalculate the purchase price utilizing the current factor and related interest rate, and will notify the Assuming

Whole Bank 14 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia Institution of any difference and of the applicable amount due from one party to the other. Such amount will then be paid as part of the settlement process pursuant to Article VIII. (iii) Calculation of Accrued Interest for Securities: Accrued interest shall be calculated for a non-equity security by multiplying the interest rate (expressed as a decimal point) paid on the security as then most recently publicly available, by the most recent par value (or notational amount, as applicable) of that security, multiplied by the number of days from and including the first interest day of the accrual period in which the Bank Closing Date occurs, through the Bank Closing Date. (c) Purchase Price for Qualified Financial Contracts. Qualified Financial Contracts shall be purchased at market value determined in accordance with the terms of Exhibit 3.2(c). Any costs associated with such valuation shall be shared equally by the Receiver and the Assuming Institution. 3.3. Manner of Conveyance; Limited Warranty; Nonrecourse; Etc. THE CONVEYANCE OF ALL ACQUIRED ASSETS, INCLUDING REAL AND PERSONAL PROPERTY INTERESTS, PURCHASED BY THE ASSUMING INSTITUTION UNDER THIS AGREEMENT SHALL BE MADE, AS NECESSARY, BY RECEIVER’S DEED OR RECEIVER’S BILL OF SALE, “AS IS”, “WHERE IS”, WITHOUT RECOURSE AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, WITHOUT ANY WARRANTIES WHATSOEVER WITH RESPECT TO SUCH ACQUIRED ASSETS, EXPRESS OR IMPLIED, WITH RESPECT TO TITLE, VALUE, COLLECTIBILITY, GENUINENESS, ENFORCEABILITY, DOCUMENTATION, CONDITION OR FREEDOM FROM LIENS OR ENCUMBRANCES (IN WHOLE OR IN PART), OR ANY OTHER MATTERS. 3.4. Puts of Assets to the Receiver. (a) Puts Within 30 Days After the Bank Closing Date. During the thirty (30)-day period following the Bank Closing Date and only during such period (which thirty (30)-day period may be extended in writing in the sole and absolute discretion of the Receiver for any Loan), in accordance with this Section 3.4, the Assuming Institution shall be entitled to require the Receiver to purchase any New Loans and any Deposit Secured Loan transferred to the Assuming Institution pursuant to Section 3.1 which is not fully secured by Assumed Deposits or deposits at other insured depository institutions due to either insufficient Assumed Deposit or deposit collateral or deficient documentation regarding such collateral; provided that with regard to any Deposit Secured Loan secured by an Assumed Deposit: (i) no such purchase may be required until any Deposit setoff determination, whether voluntary or involuntary, has been made; and (ii) the Assuming Institution shall be entitled to require the Receiver to purchase, within forty (40) days from Bank Closing Date, any Eligible Overdraft transferred to the Assuming Institution pursuant to Section 3.1 which existed on the thirtieth (30th) day following the Bank Closing Date.

Whole Bank 15 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia Notwithstanding the foregoing, the Assuming Institution shall not have the right to require the Receiver to purchase any Loan if (i) the Obligor with respect to such Loan is an Acquired Subsidiary, or (ii) the Assuming Institution has: (A) made any advance in accordance with the terms of a Commitment or otherwise with respect to such Loan; (B) taken any action that increased the amount of a Related Liability with respect to such Loan over the amount of such liability immediately prior to the time of such action; (C) created or permitted to be created any Lien on such Loan which secures indebtedness for money borrowed or which constitutes a conditional sales agreement, capital lease or other title retention agreement; (D) entered into, agreed to make, grant or permit, or made, granted or permitted any modification or amendment to, any waiver or extension with respect to, or any renewal, refinancing or refunding of, such Loan or related Credit Documents or collateral, including, without limitation, any act or omission which diminished such collateral; or (E) sold, assigned or transferred all or a portion of such Loan to a third party (whether with or without recourse). (iii) The Assuming Institution shall transfer all such Acquired Assets to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Acquired Asset, as provided in Section 12.4. (b) Puts Prior to the Settlement Date. During the period from the Bank Closing Date to and including the Business Day immediately preceding the Settlement Date, the Assuming Institution shall be entitled to require the Receiver to purchase any Acquired Asset which the Assuming Institution can establish is evidenced by forged or stolen instruments as of the Bank Closing Date; provided that the Assuming Institution shall not have the right to require the Receiver to purchase any such Acquired Asset with respect to which the Assuming Institution has taken any action referred to in Section 3.4(a)(ii) with respect to such Acquired Asset. The Assuming Institution shall transfer all such Acquired Assets to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Acquired Asset, as provided in Section 12.4. (c) Notices to the Receiver. In the event that the Assuming Institution elects to require the Receiver to purchase one or more Acquired Assets, the Assuming Institution shall deliver to the Receiver a notice (a “Put Notice”) which shall include: (i) a list of all Acquired Assets that the Assuming Institution requires the Receiver to purchase; (ii) a list of all Related Liabilities with respect to the Acquired Assets identified pursuant to (i) above; and

Whole Bank 16 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia (iii) a statement of the estimated Repurchase Price of each Acquired Asset identified pursuant to (i) above as of the applicable Put Date. Such notice shall be in the form prescribed by the Receiver or such other form to which the Receiver shall consent. As provided in Section 9.6, the Assuming Institution shall deliver to the Receiver such documents, Credit Files and such additional information relating to the subject matter of the Put Notice as the Receiver may request and shall provide to the Receiver full access to all other relevant books and records. (d) Purchase by Receiver. The Receiver shall purchase Acquired Assets that are specified in the Put Notice and shall assume Related Liabilities with respect to such Acquired Assets, and the transfer of such Acquired Assets and Related Liabilities shall be effective as of a date determined by the Receiver which date shall not be later than thirty (30) days after receipt by the Receiver of the Put Notice (the “Put Date”). (e) Purchase Price and Payment Date. Each Acquired Asset purchased by the Receiver pursuant to this Section 3.4 shall be purchased at a price equal to the Repurchase Price of such Acquired Asset less the Related Liability Amount applicable to such Acquired Asset, in each case determined as of the applicable Put Date. If the difference between such Repurchase Price and such Related Liability Amount is positive, then the Receiver shall pay to the Assuming Institution the amount of such difference; if the difference between such amounts is negative, then the Assuming Institution shall pay to the Receiver the amount of such difference. The Assuming Institution or the Receiver, as the case may be, shall pay the purchase price determined pursuant to this Section 3.4(e) not later than the twentieth (20th) Business Day following the applicable Put Date, together with interest on such amount at the Settlement Interest Rate for the period from and including such Put Date to and including the day preceding the date upon which payment is made. (f) Servicing. The Assuming Institution shall administer and manage any Acquired Asset subject to purchase by the Receiver in accordance with usual and prudent banking standards and business practices until such time as such Acquired Asset is purchased by the Receiver. (g) Reversals. In the event that the Receiver purchases an Acquired Asset (and assumes the Related Liability) that it is not required to purchase pursuant to this Section 3.4, the Assuming Institution shall repurchase such Acquired Asset (and assume such Related Liability) from the Receiver at a price computed so as to achieve the same economic result as would apply if the Receiver had never purchased such Acquired Asset pursuant to this Section 3.4. 3.5. Assets Not Purchased by Assuming Institution. The Assuming Institution does not purchase, acquire or assume, or (except as otherwise expressly provided in this Agreement) obtain an option to purchase, acquire or assume under this Agreement: (a) any financial institution bonds, banker’s blanket bonds, or public liability, fire, extended coverage insurance policy, bank owned life insurance or any other insurance policy of the Failed Bank, or premium refund, unearned premium derived from cancellation, or any proceeds payable with respect to any of the foregoing;

Whole Bank 17 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia (b) any interest, right, action, claim, or judgment against (i) any officer, director, employee, accountant, attorney, or any other Person employed or retained by the Failed Bank or any Subsidiary of the Failed Bank on or prior to the Bank Closing Date arising out of any act or omission of such Person in such capacity, (ii) any underwriter of financial institution bonds, banker’s blanket bonds or any other insurance policy of the Failed Bank, (iii) any shareholder or holding company of the Failed Bank, or (iv) any other Person whose action or inaction may be related to any loss (exclusive of any loss resulting from such Person’s failure to pay on a Loan made by the Failed Bank) incurred by the Failed Bank; provided that for the purposes hereof, the acts, omissions or other events giving rise to any such claim shall have occurred on or before the Bank Closing Date, regardless of when any such claim is discovered and regardless of whether any such claim is made with respect to a financial institution bond, banker’s blanket bond, or any other insurance policy of the Failed Bank in force as of the Bank Closing Date; (c) prepaid regulatory assessments of the Failed Bank, if any; (d) legal or equitable interests in tax receivables of the Failed Bank, if any, including any claims arising as a result of the Failed Bank having entered into any agreement or otherwise being joined with another Person with respect to the filing of tax returns or the payment of taxes; (e) amounts reflected on the Failed Bank Records as of the Bank Closing Date as a general or specific loss reserve or contingency account, if any; (f) leased or owned Bank Premises and leased or owned Fixtures, Proprietary Software, Furniture and Equipment located on leased or owned Bank Premises, and Specialty Assets located on leased or owned Bank Premises, if any; provided that the Assuming Institution does obtain an option under Sections 4.6, 4.7 or 4.8, as the case may be, with respect thereto; (g) owned Bank Premises which the Receiver, in its discretion, determines may contain environmentally hazardous substances; (h) any “goodwill,” as such term is defined in the instructions to the report of condition prepared by banks examined by the Corporation in accordance with 12 C.F.R. § 304.3, and other intangibles (other than intellectual property); (i) any criminal restitution or forfeiture orders issued in favor of the Failed Bank; (j) any and all prepaid fees or any other income as shown on the Failed Bank Records, but not taken into income as of the Bank Closing Date, associated with a line of business of the Failed Bank which is not assumed pursuant to this Agreement; (k) assets essential to the Receiver in accordance with Section 3.6; (l) any banker’s bank stock, and the securities listed on the attached Schedule 3.5(l);

Whole Bank 18 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia (m) Other Real Estate, all Other Real Estate Subsidiaries, and all other Failed Bank Subsidiaries (active or inactive) including but not limited to Subsidiaries listed on attached Schedule 3.5(m); (n) prepaid accounts associated with any contract or agreement that the Assuming Institution either does not directly assume pursuant to the terms of this Agreement nor has an option to assume under Section 4.8; (o) except with respect to any Federal Home Loan Bank loans, any contract pursuant to which the Failed Bank provides loan servicing for others; (p) all assets that were fully charged-off by the Failed Bank prior to the Bid Valuation Date, including any subsequent judgments arising therefrom, other than any asset that was secured by collateral that was (i) foreclosed upon by the Failed Bank and (ii) is an Acquired Asset; (q) any Loan that was secured by collateral that is an asset retained by the Receiver under this Agreement; and (r) all assets related to any plan of the Failed Bank described in Section 2.4 or any plan of the type described in Section 2.4 under which the Failed Bank has any liability, obligation or responsibility unless the Assuming Institution assumes liability, obligations or responsibilities under such plan subsequent to the date of this Agreement; (s) any asset not shown on the Failed Bank Records as of the Bank Closing Date and discovered after the Settlement Date. 3.6. Retention or Repurchase of Assets Essential to Receiver. (a) The Receiver may refuse to sell to the Assuming Institution, or the Assuming Institution agrees, at the request of the Receiver set forth in a written notice to the Assuming Institution, to sell, assign, transfer, convey, and deliver to the Receiver, all of the Assuming Institution’s right, title and interest in and to, any Acquired Asset or asset essential to the Receiver as determined by the Receiver in its discretion (together with all Credit Documents evidencing or pertaining thereto), which may include any Acquired Asset or asset that the Receiver determines to be: (i) made to an officer, director, or other Person engaging in the affairs of the Failed Bank, its Subsidiaries or Affiliates or any related entities of any of the foregoing; (ii) the subject of any investigation relating to any claim with respect to any item described in Section 3.5(a) or (b), or the subject of, or potentially the subject of, any legal proceedings; (iii) made to a Person who is an Obligor on a loan owned by the Receiver or the Corporation in its corporate capacity or its capacity as receiver of any institution; (iv) secured by collateral which also secures any asset owned by the Receiver; or

Whole Bank 19 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia (v) related to any asset of the Failed Bank not purchased by the Assuming Institution under this Article III or any liability of the Failed Bank not assumed by the Assuming Institution under Article II. (b) Each such Acquired Asset or asset purchased by the Receiver shall be purchased at a price equal to the Repurchase Price thereof less the Related Liability Amount with respect to any Related Liabilities related to such Acquired Asset or asset, in each case determined as of the date of the notice provided by the Receiver pursuant to Section 3.6(a). The Receiver shall pay the Assuming Institution not later than the twentieth (20th) Business Day following receipt of related Credit Documents and Credit Files together with interest on such amount at the Settlement Interest Rate for the period from and including the date of receipt of such documents to and including the day preceding the day on which payment is made. The Assuming Institution agrees to administer and manage each such Acquired Asset or asset in accordance with usual and prudent banking standards and business practices until each such Acquired Asset or asset is purchased by the Receiver. All transfers with respect to Acquired Asset or assets under this Section 3.6 shall be made as provided in Section 9.6. The Assuming Institution shall transfer all such Acquired Assets or assets and Related Liabilities to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Acquired Asset or asset, as provided in Section 12.4. 3.7. Receiver’s Offer to Sell Withheld Loans. For the period of thirty (30) days commencing the day after the Bank Closing Date, the Receiver may sell, in its sole and absolute discretion, and the Assuming Institution, may purchase, in its sole and absolute discretion, any Loans initially withheld from sale to the Assuming Institution pursuant to Sections 3.5 or 3.6 of this Agreement. Loans sold under this section will, at the sole and absolute discretion of the Receiver, be treated as if initially sold under Section 3.1 of this Agreement, or sold pursuant to the standard loan sale agreement utilized by the Receiver for the sale of loan pools. If sold under Section 3.1 of this Agreement, the purchase price for such Loan shall be the Book Value as of the Bank Closing Date, adjusted (i) for any advances and interest on such Loan after the Bank Closing Date, (ii) by subtracting the total amount received by the Assuming Institution for such Loan after the Bank Closing Date, and (iii) by adding total disbursements of principal made by the Receiver and not otherwise included in the Book Value. The sale will be subject to all relevant terms of this Agreement except that the Loans purchased pursuant to this Section 3.7 shall not be included in the calculation of the pro rata Acquired Asset discount or pro rata Acquired Asset premium utilized for the repurchase of other Acquired Assets. Payment for Loans sold under this Section 3.7 will be handled through the settlement process pursuant to Article VIII. Loans sold pursuant to the standard loan sale agreement shall be governed by and paid for in accordance with that document. ARTICLE IV. ASSUMPTION OF CERTAIN DUTIES AND OBLIGATIONS. 4.1. Continuation of Banking Business. (a) Full Service Banking. For the period commencing on the first Business Day after the Bank Closing Date and ending on the first anniversary of the Bank Closing Date, the Assuming Institution will provide full service banking in the Failed Bank Assessment Area. At the option of the Assuming Institution, it may provide such full service banking at one or more Bank Premises or Assuming Institution branches located within such Failed Bank Assessment Area. The Assuming Institution may close or sell any Bank Premises during this

Whole Bank 20 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia period with the prior written consent of the Receiver (which consent may be withheld in Receiver’s sole discretion) and after receipt of all necessary regulatory approvals, provided that the Assuming Institution (or its successors) continues to provide full service banking in the Failed Bank Assessment Area for the period required to comply with this Section 4.1(a). (b) Bank Premises Located in an Underserved Area. If a currently utilized Bank Premises is located in an Underserved Area, the Receiver will not consent to the Assuming Institution’s closing or selling such Bank Premises, unless the Assuming Institution provides full service banking at one or more Bank Premises or Assuming Institution branches located within in the same Underserved Area. (c) Failure to Exercise Option to Purchase Bank Premises. If a currently- utilized owned Bank Premises is located in an Underserved Area and the Assuming Institution does not exercise its option under Section 4.6(a) with respect to that Bank Premises, the Receiver will continue to rent any such owned Bank Premises to the Assuming Institution for the amount provided in Section 4.6(e) in order to comply with Section 4.1(a). (d) Sale of Bank Premises. The Assuming Institution will pay to the Receiver, upon the sale of any Bank Premises within twelve months following the Bank Closing Date, fifty percent (50%) of the amount by which (a) the proceeds of such sale attributable to any franchise or deposit premium (without deducting any expenses related to such sale) exceed (b) the deposit premium paid by the Assuming Institution with respect to each Bank Premises sold. 4.2. Credit Card Business. The Assuming Institution agrees to honor and perform, from and after the Bank Closing Date, all duties and obligations with respect to the Failed Bank’s credit card business (including issuer or merchant acquirer) debit card business, stored value and gift card business, and/or processing related to credit cards, if any, and assumes all extensions of credit or balances outstanding as of the Bank Closing Date with respect to these lines of business. The obligations undertaken pursuant to this Section do not include loyalty, reward, affinity, or other similar programs related to the credit and debit card businesses. 4.3. Safe Deposit Business. The Assuming Institution assumes and agrees to discharge, from and after the Bank Closing Date, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to all Safe Deposit Boxes, if any, of the Failed Bank and to maintain all of the necessary facilities for the use of such boxes by the renters thereof during the period for which such boxes have been rented and the rent therefor paid to the Failed Bank, subject to the provisions of the rental agreements between the Failed Bank and the respective renters of such boxes; provided, that the Assuming Institution may relocate the Safe Deposit Boxes of the Failed Bank to any office of the Assuming Institution located in the Failed Bank Assessment Area in which such Safe Deposit Boxes were located. The Safe Deposit Boxes shall be located and maintained in such Failed Bank Assessment Area for a minimum of one year from the Bank Closing Date. 4.4. Safekeeping Business. The Receiver transfers, conveys and delivers to the Assuming Institution and the Assuming Institution accepts all securities and other items, if any, held by the Failed Bank in safekeeping for its customers as of the Bank Closing Date. The Assuming Institution assumes and agrees to honor and discharge, from and after the Bank Closing Date, the duties and obligations of the Failed Bank with respect to such securities and items held in safekeeping. The Assuming Institution shall provide to the Receiver written

Whole Bank 21 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia verification of all assets held by the Failed Bank for safekeeping within sixty (60) days after the Bank Closing Date. The assets held for safekeeping by the Failed Bank shall be held and maintained by the Assuming Institution in the Failed Bank Assessment Area for a minimum of one year from the Bank Closing Date. At the option of the Assuming Institution, the safekeeping business may be provided at any or all of the Bank Premises, or at other premises within the Failed Bank Assessment Area. The Assuming Institution shall be entitled to all rights and benefits which accrue after the Bank Closing Date with respect to securities and other items held in safekeeping. 4.5. Trust Business. (a) Assuming Institution as Successor. The Assuming Institution shall, without further transfer, substitution, act or deed, to the full extent permitted by law, succeed to the rights, obligations, properties, assets, investments, deposits, agreements, and trusts of the Failed Bank under trusts, executorships, administrations, guardianships, and agencies, and other fiduciary or representative capacities, all to the same extent as though the Assuming Institution had assumed the same from the Failed Bank prior to the Bank Closing Date; provided, that any liability based on the misfeasance, malfeasance or nonfeasance of the Failed Bank, its directors, officers, employees or agents with respect to the trust business is not assumed hereunder. (b) Wills and Appointments. The Assuming Institution shall, to the full extent permitted by law, succeed to, and be entitled to take and execute, the appointment to all executorships, trusteeships, guardianships and other fiduciary or representative capacities to which the Failed Bank is or may be named in wills, whenever probated, or to which the Failed Bank is or may be named or appointed by any other instrument. (c) Transfer of Trust Business. In the event additional proceedings of any kind are necessary to accomplish the transfer of such trust business, the Assuming Institution agrees that, at its own expense, it will take whatever action is necessary to accomplish such transfer. The Receiver agrees to use reasonable efforts to assist the Assuming Institution in accomplishing such transfer. (d) Verification of Assets. The Assuming Institution shall provide to the Receiver written verification of the assets held in connection with the Failed Bank’s trust business within sixty (60) days after the Bank Closing Date. 4.6. Bank Premises. (a) Option to Purchase. Subject to Section 3.5, the Receiver hereby grants to the Assuming Institution an exclusive option for the period of sixty (60) days commencing the day after the Bank Closing Date with respect to Bank Premises for which the Assuming Institution declined its option to purchase at a fixed price as shown on the Bid Form, and for a period of ninety (90) days commencing the day after the Bank Closing Date with respect to all other owned Bank Premises to purchase any or all owned Bank Premises, including all Fixtures and all Furniture and Equipment located on or at the Bank Premises. The Assuming Institution shall give written notice to the Receiver within the option period of its election to purchase or not to purchase any of the owned Bank Premises. Any purchase of such Bank Premises shall be effective as of the date of the Bank Closing Date and such purchase shall be consummated as soon as practicable thereafter, and in no event later than the Settlement Date.

Whole Bank 22 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia (b) Option to Lease. The Receiver hereby grants to the Assuming Institution an exclusive option for the period of sixty (60) days commencing the day after the Bank Closing Date to cause the Receiver to assign to the Assuming Institution any or all leases for leased Bank Premises, if any, to the extent such leases can be assigned; provided that the exercise of this option with respect to any lease must be as to all premises or other property subject to such lease. To the extent the lease payments provided for in any assigned lease are minimal in relation to the current market rate, and the value of that difference is not otherwise reflected in the purchase of the associated Fixtures, the Assuming Institution shall pay the Receiver the Fair Market Value of the Receiver’s interest in any such assigned lease. The Assuming Institution shall give notice to the Receiver within the option period of its election to accept or not to accept an assignment of any or all leases (or enter into new leases in lieu thereof). The Assuming Institution shall assume all leases assigned (or enter into new leases in lieu thereof) pursuant to this Section 4.6. (c) Facilitation. The Receiver shall facilitate the assumption, assignment or sublease of leases or the negotiation of new leases by the Assuming Institution; provided that neither the Receiver nor the Corporation shall be obligated to engage in litigation, make payments to the Assuming Institution or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation or commit to any other obligations to third parties. (d) Notice of Surrender of Bank Premises. The Assuming Institution shall give the Receiver at least fifteen (15) days prior written notice of its intent to surrender to the Receiver any Bank Premises with respect to which the Assuming Institution has not exercised the options provided in Sections 4.6(a) and 4.6(b). Any such notice shall designate the intended Bank Premises Surrender Date and shall terminate the Assuming Institution’s option with respect to such Bank Premises. (e) Occupancy Costs. (i) The Assuming Institution shall pay to the Receiver, or to appropriate third parties at the direction of the Receiver, for the period from the Bank Closing Date to the Bank Premises Surrender Date, the following amounts: (A) for owned Bank Premises, the market rental value, as determined by the appraiser selected in accordance with the definition of Fair Market Value, and all operating costs, and (B) for leased Bank Premises, all operating costs with respect thereto. The Assuming Institution shall comply with the terms of applicable leases on leased Bank Premises, including without limitation the timely payment of all rent. Operating costs include, without limitation, all taxes, fees, charges, maintenance, utilities, insurance and assessments, to the extent not included in the rental value or rent. If the Assuming Institution elects to purchase any owned Bank Premises in accordance with Section 4.6(a), the amount of any rent paid (and taxes paid to the Receiver which have not been paid to the taxing authority and for which the Assuming Institution assumes liability) by the Assuming Institution with respect thereto shall be applied as an offset against the purchase price thereof. (ii) The Assuming Institution shall pay to the Receiver rent for all owned or leased Furniture and Equipment, all owned or leased Fixtures and all Specialty Assets located on or at the Bank Premises for the period from the Bank Closing Date to the Bank Premises Surrender Date. Rent for such property owned by the Failed Bank shall be the market rental value thereof, as determined by the Receiver within sixty (60)

Whole Bank 23 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia days after the Bank Closing Date. Rent for such property leased by the Failed Bank shall be an amount equal to any and all rent and other amounts which the Receiver incurs or accrues as an obligation or is obligated to pay for such period pursuant to all leases and contracts with respect to such property. If the Assuming Institution purchases any owned Furniture and Equipment, owned Fixtures or Specialty Assets in accordance with Sections 4.6(f), 4.6(h) or 4.6(j), the amount of any rents paid by the Assuming Institution with respect thereto shall be applied as an offset against the purchase price thereof. (iii) Subject to Section 4.1, if the Assuming Institution gives notice of its election not to accept an assignment of a lease for one or more of the leased Bank Premises, or not to purchase one or more of the owned Bank Premises, within two Business Days of the Bank Closing Date, and the Receiver is satisfied that all of the conditions for surrender of such Bank Premises set forth in this Agreement have been met within fifteen (15) days of the Bank Closing Date, then, notwithstanding any other provision of this Agreement to the contrary, the Assuming Institution shall not be liable for any of the costs imposed by this Section 4.6(e). (f) Certain Requirements as to Fixtures, Furniture and Equipment and Certain Specialty Assets. If the Assuming Institution purchases owned Bank Premises (including any Bank Premises purchased at the fixed price shown on the Bid Form) or accepts an assignment of the lease (or enters into a sublease or a new lease in lieu thereof) for leased Bank Premises as provided in Section 4.6(a) or 4.6(b), or if the Assuming Institution does not exercise either such option, but within twelve (12) months following the Bank Closing Date obtains the right to occupy all or any portion of such Bank Premises (the “Subsequently Occupied Space”), whether by assignment, lease, sublease, purchase or otherwise, other than in accordance with Section 4.6(a) or 4.6(b), the Assuming Institution shall (i) effective as of the Bank Closing Date, purchase from the Receiver all Fixtures, all Furniture and Equipment, and all Specialty Assets with an appraised value (as determined in accordance with Section 4.6(j)) of less than $10,000 owned by the Failed Bank and located on or at the Subsequently Occupied Space as of the Bank Closing Date at Fair Market Value , (ii) accept an assignment or a sublease of the leases or negotiate new leases for all Fixtures and Furniture and Equipment leased by the Failed Bank and located on or at the Subsequently Occupied Space, and (iii) if applicable, accept an assignment or a sublease of any ground lease or negotiate a new ground lease with respect to any land on which the Subsequently Occupied Space is located; provided that the Receiver has not previously disposed of such Fixtures or Furniture and Equipment or Specialty Assets or repudiated the leases referred to in clause (ii) or (iii). (g) Surrendering Bank Premises. (i) If the Assuming Institution elects not to purchase any owned Bank Premises, the notice of such election in accordance with Section 4.6(a) shall specify the Bank Premises Surrender Date. The Assuming Institution shall be responsible for promptly relinquishing and releasing to the Receiver such Bank Premises and the Fixtures, the Furniture and Equipment and the Specialty Assets located thereon which existed at the time of the Bank Closing Date, in the same condition as at the Bank Closing Date, and at the Bank Premises where they were inventoried at the Bank Closing Date, normal wear and tear excepted. Any of the aforementioned which is missing will be charged to the Assuming Institution at the item’s Fair Market Value as determined in accordance with this Agreement. By remaining in any such Bank Premises more than

Whole Bank 24 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia 150 days after the Bank Closing Date (unless the Assuming Institution must do so to comply with Section 4.1 and has made appropriate arrangements with the Receiver and all applicable lessors), the Assuming Institution shall, at the Receiver’s option, (x) be deemed to have agreed to purchase such Bank Premises, and to assume all leases, obligations and liabilities with respect to leased Furniture and Equipment and leased Fixtures located thereon and any ground lease with respect to the land on which such Bank Premises are located, and (y) be required to purchase all Fixtures and all Furniture and Equipment owned by the Failed Bank and located on or at the Bank Premises as of the Bank Closing Date. (ii) If the Assuming Institution elects not to accept an assignment of the lease or sublease of any leased Bank Premises, the notice of such election in accordance with Section 4.6(b) shall specify the Bank Premises Surrender Date. The Assuming Institution shall be responsible for promptly relinquishing and releasing to the Receiver such Bank Premises and the Fixtures, the Furniture and Equipment and the Specialty Assets located thereon which existed at the time of the Bank Closing Date, in the same condition as at the Bank Closing Date, and at the Bank Premises where they were inventoried at the Bank Closing Date, normal wear and tear excepted. Any of the aforementioned which is missing will be charged to the Assuming Institution at the item’s Fair Market Value as determined in accordance with this Agreement. By failing to provide notice of its intention to surrender such Bank Premises prior to the expiration of the option period specified in Section 4.6(b), or by remaining in any such Bank Premises more than 150 days after the Bank Closing Date (unless the Assuming Institution must do so to comply with Section 4.1 and has made appropriate arrangements with the Receiver and all applicable lessors), the Assuming Institution shall, at the Receiver’s option, (x) be deemed to have assumed all leases, obligations and liabilities with respect to such Bank Premises (including any ground lease with respect to the land on which such Bank Premises are located), and leased Furniture and Equipment and leased Fixtures located thereon in accordance with this Section 4.6 (unless the Receiver previously repudiated any such lease), and (y) be required to purchase all Fixtures and all Furniture and Equipment owned by the Failed Bank at Fair Market Value and located on or at the Bank Premises as of the Bank Closing Date. (h) Furniture and Equipment and Certain Other Equipment. The Receiver hereby grants to the Assuming Institution an option to purchase all Furniture and Equipment owned by the Failed Bank at Fair Market Value and located at any leased or owned Bank Premises (A) that the Assuming Institution does not elect to purchase pursuant to Section 4.6(a) or (b) for which Assuming Institution does not elect to take assignment of its lease pursuant to Section 4.6(b); provided that, the Assuming Institution shall give the Receiver notice of its election to purchase such Furniture and Equipment at the time it gives notice of its intention to surrender such Bank Premises.

Whole Bank 25 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia (i) Option to Put Bank Premises and Related Fixtures, Furniture and Equipment. (i) For a period of ninety (90) days following the Bank Closing Date, the Assuming Institution shall be entitled to require the Receiver to purchase any Bank Premises that is owned, directly or indirectly, by an Acquired Subsidiary and the purchase price paid by the Receiver shall be the Fair Market Value of the Bank Premises. (ii) If the Assuming Institution elects to require the Receiver to purchase any Bank Premises that is owned, directly or indirectly, by an Acquired Subsidiary, the Assuming Institution shall also have the option, exercisable within the same ninety (90) day time period, to require the Receiver to purchase any Fixtures, any Furniture and Equipment and any Specialty Assets that are owned, directly or indirectly, by an Acquired Subsidiary and are located on or at such Bank Premises and were utilized by the Failed Bank for banking purposes. The purchase price paid by the Receiver shall be the Fair Market Value of the Fixtures, Furniture and Equipment and Specialty Assets purchased. (iii) If the Assuming Institution elects to exercise its options under this Section 4.6(i), the Assuming Institution shall pay to the Receiver occupancy costs as described in Section 4.6(e) and shall surrender the Bank Premises in accordance with Section 4.6(g)(i). (iv) Regardless of whether the Assuming Institution exercises any of its options under this Section 4.6(i), the purchase price for the Acquired Subsidiary shall be adjusted by the difference between the Fair Market Value of the Bank Premises, the Fixtures, the Furniture and Equipment and the Specialty Assets utilized by the Failed Bank for banking purposes and their respective Book Value as reflected on the books and records of the Acquired Subsidiary. Such adjustment shall be made in accordance with Article VIII of this Agreement. (j) Option to Purchase Specialty Assets. The Receiver hereby grants to the Assuming Institution an exclusive option for the period of thirty (30) days commencing the day after the Receiver provides the Assuming Institution the appropriate appraisal to purchase at Fair Market Value all, some or none of the Specialty Assets. (k) Data Removal. The Assuming Institution shall, prior to returning any automated teller machine to Receiver and unless otherwise requested by the Receiver, (i) remove all data from that automated teller machine and (ii) provide a written statement to the Receiver that all data has been removed in a manner that renders it unrecoverable. 4.7. Agreement with Respect to Leased Data Management Equipment. (a) Option. The Receiver hereby grants to the Assuming Institution an exclusive option for the period of ninety (90) days commencing the day after Bank Closing to accept an assignment from the Receiver of all Leased Data Management Equipment. (b) Notices Regarding Leased Data Management Equipment. The Assuming Institution shall (i) give written notice to the Receiver within the option period specified in Section 4.7(a) of its intent to accept or decline an assignment or sublease of all Leased Data Management Equipment and promptly accept an assignment or sublease of such Leased Data

Whole Bank 26 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia Management Equipment, and (ii) give written notice to the appropriate lessor(s) that it has accepted an assignment or sublease of any such Leased Data Management Equipment that is subject to a lease. (c) Facilitation by Receiver. The Receiver agrees to facilitate the assignment or sublease of Leased Data Management Equipment or the negotiation of new leases or license agreements by the Assuming Institution; provided, that neither the Receiver nor the Corporation shall be obligated to engage in litigation, make payments to the Assuming Institution or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation or commit to any other obligations to third parties. (d) Operating Costs. The Assuming Institution agrees, during its period of use of any Leased Data Management Equipment and ending on the date which is thirty (30) days after the Assuming Institution has given notice to the Receiver of its election not to assume such lease to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of any existing Leased Data Management Equipment leases entered into by the Failed Bank, including without limitation the timely payment of all rent, taxes, fees, charges, maintenance, utilities, insurance and assessments. (e) Assuming Institution’s Obligation. The Assuming Institution shall, not later than fifty (50) days after giving the notice provided in Section 4.7(b), (i) relinquish and release to the Receiver or, at the direction of the Receiver, to a third party, all Leased Data Management Equipment, in the same condition as at Bank Closing, normal wear and tear excepted, or (ii) accept an assignment or a sublease of any existing Leased Data Management lease or negotiate a new lease or license agreement under this Section 4.7 with respect to Leased Data Management Equipment. (f) Data Removal. The Assuming Institution shall, prior to returning any Leased Data Management Equipment, and unless otherwise requested by the Receiver, (i) remove all data from the Leased Data Management Equipment and (ii) provide a written statement to the Receiver that all data has been removed in a manner that renders it unrecoverable. 4.8. Certain Existing Agreements. (a) Assumption of Agreements. Subject to the provisions of Section 4.8(b), with respect to agreements existing as of the Bank Closing Date which provide for the rendering of services by or to the Failed Bank, within ninety (90) days after the Bank Closing Date, the Assuming Institution shall give the Receiver written notice specifying whether it elects to assume or not to assume each such agreement. Except as may be otherwise provided in this Article IV, the Assuming Institution agrees to comply with the terms of each such agreement for a period commencing on the day after the Bank Closing Date and ending on: (i) in the case of an agreement that provides for the rendering of services by the Failed Bank, the date which is ninety (90) days after the Bank Closing Date, and (ii) in the case of an agreement that provides for the rendering of services to the Failed Bank, the date which is thirty (30) days after the Assuming Institution has given notice to the Receiver of its election not to assume such agreement; provided that the Receiver can reasonably make such service agreements available to the Assuming Institution. The Assuming Institution shall be deemed by the Receiver to have assumed agreements for which no notification is timely given. The Receiver

Whole Bank 27 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia agrees to assign, transfer, convey and deliver to the Assuming Institution all right, title and interest of the Receiver, if any, in and to agreements the Assuming Institution assumes hereunder. In the event the Assuming Institution elects not to accept an assignment of any lease (or sublease) or negotiate a new lease for leased Bank Premises under Section 4.6 and does not otherwise occupy such premises, the provisions of this Section 4.8(a) shall not apply to service agreements related to such premises. The Assuming Institution agrees, during the period it has the use or benefit of any such agreement, promptly to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of such agreement. (b) Excluded Agreements. The provisions of Section 4.8(a) regarding the Assuming Institution’s election to assume or not assume certain agreements shall not apply to (i) agreements pursuant to which the Failed Bank provides loan servicing for others or loan servicing is provided to the Failed Bank by others, (ii) agreements maintained between the Failed Bank and MERSCORP, Inc., or its wholly owned subsidiary, Mortgage Electronic Registration Systems, Inc., (iii) agreements that are subject to Sections 4.1 through 4.7 and any insurance policy or bond referred to in Section 3.5(a) or other agreement specified in Section 3.5, (iv) consulting, management or employment agreements, if any, between the Failed Bank and its employees or other Persons, and (v) any contract or agreement under which the Failed Bank is the lessor of Bank Premises or Other Real Estate. Except as otherwise expressly set forth elsewhere in this Agreement, the Assuming Institution does not assume any liabilities or acquire any rights under any of the agreements described in this Section 4.8(b). 4.9. Informational Tax Reporting. The Assuming Institution agrees to perform all obligations of the Failed Bank with respect to Federal and State income tax informational reporting related to (i) the Acquired Assets and the Liabilities Assumed, (ii) deposit accounts that were closed and loans that were paid off or collateral obtained with respect thereto prior to the Bank Closing Date, (iii) miscellaneous payments made to vendors of the Failed Bank, and (iv) any other asset or liability of the Failed Bank, including, without limitation, loans not purchased and Deposits not assumed by the Assuming Institution, as may be required by the Receiver. 4.10. Insurance. (a) Assuming Institution to Insure. The Assuming Institution will obtain and maintain insurance coverage acceptable to the Receiver (including public liability, fire, and extended coverage insurance) naming the Assuming Institution as the insured and the Receiver as additional insured, effective from and after the Bank Closing Date, with respect to all (i) Bank Premises, and (ii) Fixtures, Furniture and Equipment, Specialty Assets and Leased Data Management Equipment located on or at those Bank Premises. The Assuming Institution’s obligation to insure and to maintain the Receiver as an additional insured on Bank Premises insurance coverage shall cease upon either: (x) Bank Premises Surrender Date or (y) the date the Assuming Institution receives a deed from the Receiver for owned Bank Premises or assumes the lease for leased Bank Premises. (a) Rights of Receiver. If the Assuming Institution at any time from or after Bank Closing Date fails to (i) obtain or maintain any of the insurance policies required by Section 4.10(a), (ii) pay any premium in whole or in part related to those insurance policies, or (iii) provide evidence of those insurance policies acceptable to the Receiver, then the Receiver may in its sole and absolute discretion, without notice, and without waiving or releasing any obligation or liability of the Assuming Institution, obtain and maintain insurance policies, pay

Whole Bank 28 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia insurance premiums and take any other actions with respect to the insurance coverage as the Receiver deem advisable. The Assuming Institution will reimburse the Receiver for all sums disbursed in connection with this Section 4.10(b). 4.11. Office Space for Receiver and Corporation; Certain Payments. (a) FDIC Office Space. For the period commencing on the day following the Bank Closing Date and ending on the one hundred fiftieth (150th) day following the Bank Closing Date, the Assuming Institution will provide to the Receiver and the Corporation, without charge, adequate and suitable office space (including parking facilities and vault space), furniture, equipment (including photocopying and telecopying machines), email accounts, network access and technology resources (such as shared drive), and utilities (including local telephone service and fax machines) (collectively, “FDIC Office Space”) at the Bank Premises occupied by the Assuming Institution for the Receiver and the Corporation to use in the discharge of their respective functions with respect to the Failed Bank. (b) Receiver’s Right to Extend. Upon written notice by the Receiver or the Corporation, for the period commencing on the one hundred fifty first (151st) day following the Bank Closing Date and ending no later than the three hundred and sixty-fifth (365th) day following the Bank Closing Date, the Assuming Institution will continue to provide to the Receiver and the Corporation FDIC Office Space at the Bank Premises. During the period from the 151st day following the Bank Closing Date until the day the FDIC and the Corporation vacate FDIC Office Space, the Receiver and the Corporation will pay to the Assuming Institution their respective pro rata share (based on square footage occupied) of (A) the market rental value for the applicable owned Bank Premises or (B) actual rent paid for applicable leased Bank Premises. (c) Receiver’s Relocation Right. If the Receiver or the Corporation determine that the space provided by the Assuming Institution is inadequate or unsuitable, the Receiver and the Corporation may relocate to other quarters having adequate and suitable FDIC Office Space and the costs of relocation shall be borne by the Assuming Institution and any rental and utility costs for the balance of the period of occupancy by the Receiver and the Corporation shall paid in accordance with 4.11(b). (d) Expenditures. The Assuming Institution will pay such bills and invoices on behalf of the Receiver and the Corporation as the Receiver or the Corporation may direct for the period beginning on the date of the Bank Closing Date and ending on Settlement Date. The Assuming Institution shall submit its requests for reimbursement of such expenditures pursuant to Article VIII of this Agreement. 4.12. Continuation of Group Health Plan Coverage for Former Employees of the Failed Bank. (a) Continuation Coverage. The Assuming Institution agrees to assist the Receiver, as provided in this Section 4.12, in offering individuals who were employees or former employees of the Failed Bank, or any of its Subsidiaries, and who, immediately prior to the Bank Closing Date, were receiving, or were eligible to receive, health insurance coverage or health insurance continuation coverage from the Failed Bank (“Eligible Individuals”), the opportunity to obtain health insurance coverage in the Corporation’s Federal Insurance Administration Continuation Coverage Plan which provides for health insurance continuation

Whole Bank 29 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia coverage to such Eligible Individuals and other persons who are qualified beneficiaries of the Failed Bank (“Qualified Beneficiaries”) as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) § 607, 29 U.S.C. § 1167. The Assuming Institution shall consult with the Receiver and not later than five (5) Business Days after the Bank Closing Date shall provide written notice to the Receiver of the number (if available), identity (if available) and addresses (if available) of the Eligible Individuals who are Qualified Beneficiaries of the Failed Bank and for whom a “qualifying event” (as defined in ERISA § 603, 29 U.S.C. § 1163) has occurred and with respect to whom the Failed Bank’s obligations under Part 6 of Subtitle B of Title I of ERISA, 29 U.S.C. §§ 1161-1169 have not been satisfied in full, and such other information as the Receiver may reasonably require. The Receiver shall cooperate with the Assuming Institution in order to permit it to prepare such notice and shall provide to the Assuming Institution such data in its possession as may be reasonably required for purposes of preparing such notice. (b) Qualified Beneficiaries; Expenses. The Assuming Institution shall take such further action to assist the Receiver in offering the Eligible Individuals who are Qualified Beneficiaries of the Failed Bank the opportunity to obtain health insurance coverage in the Corporation’s Federal Insurance Administration Continuation Coverage Plan as the Receiver may direct. All expenses incurred and paid by the Assuming Institution (i) in connection with the obligations of the Assuming Institution under this Section 4.12, and (ii) in providing health insurance continuation coverage to any Eligible Individuals who are hired by the Assuming Institution and such employees’ Qualified Beneficiaries shall be borne by the Assuming Institution. (c) Failed Bank Employees. Unless otherwise agreed by the Receiver and the Assuming Institution, the Assuming Institution shall be responsible for all salaries and payroll costs, including benefits, for all Failed Bank employees from the time of the closing of the Failed Bank until the Assuming Institution makes a final determination as to whether such employee is to be retained by the Assuming Institution. The Assuming Institution shall offer to the Failed Bank employees it retains employment benefits comparable to those the Assuming Institution, offers its current employees. In the event the Receiver utilizes the services of any Failed Bank employee, the Receiver shall reimburse the Assuming Institution for such cost through the settlement process described in Article VIII. (d) No Third Party Beneficiaries. This Section 4.12 is for the sole and exclusive benefit of the parties to this Agreement, and for the benefit of no other Person (including any former employee of the Failed Bank or any Subsidiary thereof, Eligible Individual or Qualified Beneficiary of such former employee). Nothing in this Section 4.12 is intended by the parties, or shall be construed, to give any Person (including any former employee of the Failed Bank or any Subsidiary thereof, Eligible Individual or Qualified Beneficiary of such former employee) other than the Corporation, the Receiver and the Assuming Institution, any legal or equitable right, remedy or claim under or with respect to the provisions of this Section 4.12. 4.13. Interim Asset Servicing. At any time after the Bank Closing Date, the Receiver may establish on its books an asset pool(s) and may transfer to such asset pool(s) (by means of accounting entries on the books of the Receiver) all or any assets and liabilities of the Failed Bank which are not acquired by the Assuming Institution, including, without limitation, wholly unfunded Commitments and assets and liabilities which may be acquired, funded or originated

Whole Bank 30 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia by the Receiver subsequent to the Bank Closing Date. The Receiver may remove assets (and liabilities) from or add assets (and liabilities) to such pool(s) at any time in its discretion. At the option of the Receiver, the Assuming Institution agrees to service, administer and collect such pool assets in accordance with, and for the term set forth in, Exhibit 4.13. ARTICLE V. DUTIES WITH RESPECT TO DEPOSITORS OF THE FAILED BANK. 5.1. Payment of Checks, Drafts, Orders and Deposits. Subject to Section 9.5, the Assuming Institution agrees to pay all properly drawn checks, drafts, withdrawal orders and Assumed Deposits of depositors of the Failed Bank presented for payment, whether drawn on the check or draft forms provided by the Failed Bank or by the Assuming Institution, to the extent that the Deposit balances to the credit of the respective makers or drawers assumed by the Assuming Institution under this Agreement are sufficient to permit the payment thereof, and in all other respects to discharge, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to the Deposit balances due and owing to the depositors of the Failed Bank assumed by the Assuming Institution under this Agreement. 5.2. Certain Agreements Related to Deposits. Except as may be modified pursuant to Section 2.2, the Assuming Institution agrees to honor the terms and conditions of any written escrow or loan servicing agreement or other similar agreement relating to a Deposit liability assumed by the Assuming Institution pursuant to this Agreement. 5.3. Notice to Depositors. (a) Assumption of Deposits. Within seven (7) days after the Bank Closing Date, the Assuming Institution shall give notice by mail to each depositor of the Failed Bank of (i) the assumption of the Deposit liabilities of the Failed Bank, and (ii) the procedures to claim Deposits (the Receiver shall provide item (ii) to Assuming Institution). The Assuming Institution shall also publish notice of its assumption of the Deposit liabilities of the Failed Bank in a newspaper of general circulation in the county or counties in which the Failed Bank was located. (b) Notice to Depositors. Within seven (7) days after the Bank Closing Date, the Assuming Institution shall give notices by mail to each depositor of the Failed Bank, as required under Section 2.2. (c) Fee Schedule. If the Assuming Institution proposes to charge fees different from those fees formerly charged by the Failed Bank, the Assuming Institution shall include its fee schedule in its mailed notice. (d) Approval of Notices and Publications. The Assuming Institution shall obtain approval of all notices and publications required by this Section 5.3 from counsel for the Receiver prior to mailing or publication. (e) Validation. To validate the notice requirements outlined in Section 5.3, the Assuming Institution shall provide the Receiver (i) an Affidavit of Publication to meet the publication requirements outlined in Section 5.3(a) and (ii) the Assuming Institution will prepare an Affidavit of Mailing in a form substantially similar to Exhibit 2.3B after mailing the seven (7) day Notice to Depositors as required under Section 5.3(b).

Whole Bank 31 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia ARTICLE VI. FAILED BANK RECORDS. 6.1. Transfer of Failed Bank Records. In accordance with Sections 2.1 and 3.1, the Receiver assigns, transfers, conveys and delivers to the Assuming Institution, whether located on Bank Premises occupied or not occupied by the Assuming Institution or at any other location, any and all Failed Bank Records, other than the following: (a) Failed Bank Records pertaining to former employees of the Failed Bank who were no longer employed by the Failed Bank as of the Bank Closing Date and Failed Bank Records pertaining to employees of the Failed Bank who were employed by the Failed Bank as of the Bank Closing Date and for whom the Receiver is unable to obtain a waiver to release such Failed Bank Records to the Assuming Institution; (b) Failed Bank Records pertaining to (i) any asset or liability of the Failed Bank retained by the Receiver, or (ii) any asset of the Failed Bank acquired by the Receiver pursuant to this Agreement; and (c) any other Failed Bank Records as determined by the Receiver. 6.2. Transfer of Assigned Failed Bank Records. The Receiver shall transfer to the Assuming Institution all Failed Bank Records described in Section 6.1 as soon as practicable on or after the date of this Agreement. 6.3. Preservation of Failed Bank Records. (a) Assuming Institution Failed Bank Records Retention. The Assuming Institution agrees that it will preserve and maintain, at its sole expense, for the joint benefit of the Receiver, the Corporation and the Assuming Institution, all Failed Bank Records, except those Failed Bank Records which the Receiver, in its sole and absolute discretion, chooses to physically take. The Assuming Institution shall have the primary responsibility to respond to subpoenas, discovery requests, and other similar official inquiries and customer requests for lien releases with respect to the Failed Bank Records of which it has custody. With respect to its obligations under this Section 6.3 regarding Electronically Stored Information, the Assuming Institution will complete the Data Retention Catalog attached hereto as Schedule 6.3 and submit it to the Receiver within thirty (30) days following the Bank Closing Date. With respect to Electronically Stored Information, the Assuming Institution must maintain those Failed Bank Records in an easily accessible and useable format. If such Failed Bank Records are maintained by a third party vendor, the Assuming Institution is responsible for ensuring that the third party complies with this Article. (b) Destruction of Certain Failed Bank Records. With regard to all Failed Bank Records of which it has custody which are at least ten (10) years old as of the date of the appointment of the Receiver, the Assuming Institution agrees to request written permission to destroy such Failed Bank Records by submitting a written request to destroy, specifying precisely which Failed Bank Records are included in the request, to DRR– Records Manager, CServiceFDICDAL@FDIC.gov. (c) Destruction of Failed Bank Records After Six Years. With regard to all Failed Bank Records of which it has custody which have been maintained in the custody of the Assuming Institution after six (6) years from the date of the appointment of the Receiver, the Assuming Institution agrees to request written permission to destroy such Failed Bank Records

Whole Bank 32 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia by submitting a written request to destroy, specifying precisely which Failed Bank Records are included in the request, to DRR– Records Manager, CServiceFDICDAL@FDIC.gov. 6.4. Access to Failed Bank Records; Copies. The Assuming Institution agrees to permit the Receiver and the Corporation access to all Failed Bank Records of which the Assuming Institution has custody, and to use, inspect, make extracts from or request copies of any such Failed Bank Records in the manner and to the extent requested, and to duplicate, in the discretion of the Receiver or the Corporation, any Failed Bank Record pertaining to Deposit account relationships; provided that in the event that the Failed Bank maintained one or more duplicate copies of such Failed Bank Records, the Assuming Institution hereby assigns, transfers, and conveys to the Corporation one such duplicate copy of each such Failed Bank Record without cost to the Corporation, and agrees to deliver to the Corporation all Failed Bank Records assigned and transferred to the Corporation under this Article VI as soon as practicable on or after the date of this Agreement. The party requesting a copy of any Failed Bank Record shall bear the cost (based on standard accepted industry charges to the extent applicable, as determined by the Receiver) for providing such duplicate Failed Bank Record. A copy of each Failed Bank Record requested shall be provided as soon as practicable by the party having custody thereof. If the Receiver or Corporation is seeking access to a Failed Bank Record from the Assuming Institution, the Receiver or Corporation need not provide a subpoena to obtain access to the Failed Bank Records in the Assuming Institution’s custody. 6.5. Right of Receiver or Corporation to Audit. The Receiver or the Corporation, their respective agents, contractors and employees, may (but are not required to) perform an audit to determine the Assuming Institution’s compliance with this Agreement at any time, by providing not less than ten (10) Business Days prior notice. The scope and duration of any such audit shall be at the discretion of the Receiver or the Corporation, as the case may be. The Receiver or the Corporation, as the case may be, shall bear the expense of any such audit. In the event that any corrections are necessary as a result of such an audit, the Assuming Institution and the Receiver shall make such accounting adjustments, payments and withholdings as may be necessary to give retroactive effect to such corrections. ARTICLE VII. BID; INITIAL PAYMENT. The Assuming Institution has submitted to the Receiver a Deposit premium bid of 1.0% and an Acquired Asset discount bid of a negative Five Million Dollars ( $5,000,000.00) (the “Bid Amount”). The Deposit premium bid will be applied to the total of all Assumed Deposits except for brokered, CDARS®, and any market place or similar subscription services Deposits as reflected on Schedule 7. On the Payment Date, the Assuming Institution will pay to the Corporation, or the Corporation will pay to the Assuming Institution, as the case may be, the Initial Payment, together with interest on such amount (if the Payment Date is not the day following the Bank Closing Date) from and including the day following the Bank Closing Date to and including the day preceding the Payment Date at the Settlement Interest Rate. ARTICLE VIII. ADJUSTMENTS; SETTLEMENT PROCESS. 8.1. Pro Forma Statement. The Receiver, as soon as practicable after the Bank Closing Date, in accordance with the best information then available, shall provide to the Assuming Institution a Pro Forma statement reflecting any adjustments of such liabilities and assets as may be necessary. Such Pro Forma statement shall take into account, to the extent

Whole Bank 33 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia possible, (a) liabilities and assets of a nature similar to those contemplated by Section 2.1 or Section 3.1, respectively, which on the Bank Closing Date were carried in the Failed Bank’s suspense accounts, (b) accruals as of the Bank Closing Date for all income related to the assets and business of the Failed Bank acquired by the Assuming Institution hereunder, whether or not such accruals were reflected on the Failed Bank Records in the normal course of its operations, and (c) adjustments to determine the Book Value of any investment in an Acquired Subsidiary and related accounts on the “bank only” (unconsolidated) balance sheet of the Failed Bank based on the Equity Method of Accounting, whether or not the Failed Bank used the Equity Method of Accounting for investments in subsidiaries, except that the resulting amount cannot be less than the Acquired Subsidiary’s recorded equity as of the Bank Closing Date as reflected on the Failed Bank Records of the Acquired Subsidiary. Acquired Subsidiaries with negative equity will be restated to $1 pursuant to the Equity Method of Accounting. Any Acquired Asset purchased by the Assuming Institution or any asset of an Acquired Subsidiary purchased by the Assuming Institution pursuant to Section 3.1 which was partially or wholly charged off during the period beginning the day after the Bid Valuation Date to the date of the Bank Closing Date shall be deemed not to be charged off for the purposes of the Pro Forma statement, and the purchase price shall be determined pursuant to Section 3.2. 8.2. Correction of Errors and Omissions; Other Liabilities. (a) Adjustments to Correct Errors. In the event any bookkeeping omissions or errors are discovered in preparing any Pro Forma statement or in completing the transfers and assumptions contemplated hereby, the parties hereto agree to correct such errors and omissions, it being understood that, as far as practicable, all adjustments will be made consistent with the judgments, methods, policies or accounting principles utilized by the Failed Bank in preparing and maintaining Failed Bank Records, except that adjustments made pursuant to this Section 8.2(a) are not intended to bring the Failed Bank Records into accordance with generally accepted accounting principles. (b) Receiver’s Rights Regarding Other Liabilities. If the Receiver discovers at any time subsequent to the date of this Agreement that any claim exists against the Failed Bank which is of such a nature that it would have been included in the liabilities assumed under Article II had the existence of such claim or the facts giving rise thereto been known as of the Bank Closing Date, the Receiver may, in its discretion, at any time, require that such claim be assumed by the Assuming Institution in a manner consistent with the intent of this Agreement. The Receiver will make appropriate adjustments to the Pro Forma statement provided by the Receiver to the Assuming Institution pursuant to Section 8.1 as may be necessary. (c) Other Adjustments. If the Failed Bank transferred, after the Bid Valuation Date, an asset to a Subsidiary that is not an Acquired Subsidiary and the Assuming Institution would have purchased that asset under Section 3.1 but for that transfer, the Receiver will make an adjustment to the Initial Payment (or subsequent payments) in an amount equal to (i) the Book Value of that transferred asset divided by (ii) the Book Value of all Acquired Assets plus the Book Value of that transferred asset plus the Book Value of other similarly transferred assets, then multiplied by (iii) the Acquired Asset premium (discount) bid set forth in Article VII. This adjustment will be as a credit to the Assuming Institution in the case of an Acquired Asset premium bid and a credit to the Receiver in the case of an Acquired Asset discount bid. For purposes of this Section 8.2(c), Book Value means, solely with respect to the

Whole Bank 34 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia applicable asset transferred to as Subsidiary that is not an Acquired Subsidiary, that value stated on the Failed Bank Records as of the Bid Valuation Date. 8.3. Payments. The Receiver agrees to cause to be paid to the Assuming Institution, or the Assuming Institution agrees to pay to the Receiver, as the case may be, on the Settlement Date, a payment in an amount which reflects net adjustments (including any costs, expenses and fees associated with determinations of value as provided in this Agreement) made pursuant to Section 8.1 or Section 8.2, plus interest as provided in Section 8.4. The Receiver and the Assuming Institution agree to effect on the Settlement Date any further transfer of assets to or assumption of liabilities or claims by the Assuming Institution as may be necessary in accordance with Section 8.1 or Section 8.2. 8.4. Interest. Any amounts paid under Section 8.3 or Section 8.5 shall bear interest for the period from and including the day following the Bank Closing Date to and including the day preceding the payment at the Settlement Interest Rate. 8.5. Subsequent Adjustments. In the event that the Assuming Institution or the Receiver discovers any errors or omissions as contemplated by Section 8.2 or any error with respect to the payment made under Section 8.3 after the Settlement Date, the Assuming Institution and the Receiver agree to promptly correct any such errors or omissions, make any payments and effect any transfers or assumptions as may be necessary to reflect any such correction plus interest as provided in Section 8.4. ARTICLE IX. CONTINUING COOPERATION. 9.1. General Matters. The parties hereto will, in good faith and with their best efforts, cooperate with each other to carry out the transactions contemplated by this Agreement and to effect the purposes hereof. 9.2. Additional Title Documents. The Receiver, the Corporation and the Assuming Institution each shall, at any time, and from time to time, upon the request of any party hereto, execute and deliver such additional instruments and documents of conveyance as shall be reasonably necessary to vest in the appropriate party its full legal or equitable title in and to the property transferred pursuant to this Agreement or to be transferred in accordance herewith. The Assuming Institution shall prepare such instruments and documents of conveyance (in form and substance satisfactory to the Receiver) as shall be necessary to vest title to the Acquired Assets in the Assuming Institution. The Assuming Institution shall be responsible for recording such instruments and documents of conveyance at its own expense. 9.3. Claims and Suits. (a) Defense and Settlement. The Receiver shall have the right, in its discretion, to (i) defend or settle any claim or suit against the Assuming Institution with respect to which the Receiver has indemnified the Assuming Institution in the same manner and to the same extent as provided in Article XII, and (ii) defend or settle any claim or suit against the Assuming Institution with respect to any Liability Assumed, which claim or suit may result in a loss to the Receiver arising out of or related to this Agreement, or which existed against the Failed Bank on or before the Bank Closing Date. The exercise by the Receiver of any rights under this Section 9.3(a) shall not release the Assuming Institution with respect to any of its obligations under this Agreement.

Whole Bank 35 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia (b) Removal of Actions. In the event any action at law or in equity shall be instituted by any Person against the Receiver and the Corporation as codefendants with respect to any asset of the Failed Bank retained or acquired pursuant to this Agreement by the Receiver, the Receiver agrees, at the request of the Corporation, to join with the Corporation in a petition to remove the action to the United States District Court for the proper district. The Receiver agrees to institute, with or without joinder of the Corporation as co-plaintiff, any action with respect to any such retained or acquired asset or any matter connected therewith whenever notice requiring such action shall be given by the Corporation to the Receiver. 9.4. Payment of Deposits. In the event any depositor does not accept the obligation of the Assuming Institution to pay any Deposit liability of the Failed Bank assumed by the Assuming Institution pursuant to this Agreement and asserts a claim against the Receiver for all or any portion of any such Deposit liability, the Assuming Institution agrees on demand to provide to the Receiver funds sufficient to pay such claim in an amount not in excess of the Deposit liability reflected on the books of the Assuming Institution at the time such claim is made. Upon payment by the Assuming Institution to the Receiver of such amount, the Assuming Institution shall be discharged from any further obligation under this Agreement to pay to any such depositor the amount of such Deposit liability paid to the Receiver. 9.5. Withheld Payments. At any time, the Receiver or the Corporation may, in its discretion, determine that all or any portion of any deposit balance assumed by the Assuming Institution pursuant to this Agreement does not constitute a “Deposit” (or otherwise, in its discretion, determine that it is the best interest of the Receiver or Corporation to withhold all or any portion of any deposit), and may direct the Assuming Institution to withhold payment of all or any portion of any such deposit balance. Upon such direction, the Assuming Institution agrees to hold such deposit and not to make any payment of such deposit balance to or on behalf of the depositor, or to itself, whether by way of transfer, set-off or otherwise. The Assuming Institution agrees to maintain the “withheld payment” status of any such deposit balance until directed in writing by the Receiver or the Corporation as to its disposition. At the direction of the Receiver or the Corporation, the Assuming Institution shall return all or any portion of such deposit balance to the Receiver or the Corporation, as appropriate, and thereupon the Assuming Institution shall be discharged from any further liability to such depositor with respect to such returned deposit balance. If such deposit balance has been paid to the depositor prior to a demand for return by the Corporation or the Receiver, and payment of such deposit balance had not been previously withheld pursuant to this Section 9.5, the Assuming Institution shall not be obligated to return such deposit balance to the Receiver or the Corporation. The Assuming Institution shall be obligated to reimburse the Corporation or the Receiver, as the case may be, for the amount of any deposit balance or portion thereof paid by the Assuming Institution in contravention of any previous direction to withhold payment of such deposit balance or return such deposit balance the payment of which was withheld pursuant to this Section 9.5. 9.6. Proceedings with Respect to Certain Assets and Liabilities. (a) Cooperation by Assuming Institution. In connection with any investigation, proceeding or other matter with respect to any asset or liability of the Failed Bank retained by the Receiver, or any asset of the Failed Bank acquired by the Receiver pursuant to this Agreement, the Assuming Institution shall cooperate to the extent reasonably required by the Receiver.

Whole Bank 36 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia (b) Access to Records. In addition to its obligations under Section 6.4, the Assuming Institution shall provide representatives of the Receiver access at reasonable times and locations without other limitation or qualification to (i) its directors, officers, employees and agents and those of the Acquired Subsidiaries, and (ii) its books and records, the books and records of such Acquired Subsidiaries and all Credit Files, and copies thereof. Copies of books, records and Credit Files shall be provided by the Assuming Institution as requested by the Receiver and the costs of duplication thereof shall be borne by the Receiver. (c) Loan Documents. Not later than ten (10) days after the Put Notice pursuant to Section 3.4 or the date of the notice of transfer of any Loan by the Assuming Institution to the Receiver pursuant to Section 3.6, the Assuming Institution shall deliver to the Receiver such documents with respect to such Loan as the Receiver may request, including without limitation the following: (i) all related Credit Documents (other than certificates, notices and other ancillary documents), (ii) a certificate setting forth the principal amount on the date of the transfer and the amount of interest, fees and other charges then accrued and unpaid thereon, and any restrictions on transfer to which any such Loan is subject, and (iii) all Credit Files, and all documents, microfiche, microfilm and computer records (including but not limited to magnetic tape, disc storage, card forms and printed copy) maintained by, owned by, or in the possession of the Assuming Institution or any Affiliate of the Assuming Institution relating to the transferred Loan. 9.7. Information. The Assuming Institution promptly shall provide to the Corporation such other information, including financial statements and computations, relating to the performance of the provisions of this Agreement as the Corporation or the Receiver may request from time to time, and, at the request of the Receiver, make available employees of the Failed Bank employed or retained by the Assuming Institution to assist in preparation of the Pro Forma statement pursuant to Section 8.1. 9.8. Tax Ruling. The Assuming Institution shall not at any time, without the Corporation’s prior consent, seek a private letter ruling or other determination from the Internal Revenue Service or otherwise seek to qualify for any special tax treatment or benefits associated with any payments made by the Receiver or Corporation pursuant to this Agreement. ARTICLE X. CONDITION PRECEDENT. The obligations of the parties to this Agreement are subject to the Receiver and the Corporation having received at or before the Bank Closing Date evidence reasonably satisfactory to each of any necessary approval, waiver, or other action by any governmental authority, the board of directors of the Assuming Institution, or other third party, with respect to this Agreement and the transactions contemplated hereby, the closing of the Failed Bank and the appointment of the Receiver, the chartering of the Assuming Institution, and any agreements, documents, matters or proceedings contemplated hereby or thereby.

Whole Bank 37 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia ARTICLE XI. REPRESENTATIONS AND WARRANTIES OF THE ASSUMING INSTITUTION. The Assuming Institution represents and warrants to the Corporation and the Receiver as follows: 11.1. Corporate Existence and Authority. The Assuming Institution (a) is duly organized, validly existing and in good standing under the laws of its Chartering Authority and has full power and authority to own and operate its properties and to conduct its business as now conducted by it, and (b) has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Assuming Institution has taken all necessary corporate (or other applicable governance) action to authorize the execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby. 11.2. Third Party Consents. No governmental authority or other third party consents (including but not limited to approvals, licenses, registrations or declarations) are required in connection with the execution, delivery or performance by the Assuming Institution of this Agreement, other than such consents as have been duly obtained and are in full force and effect. 11.3. Execution and Enforceability. This Agreement has been duly executed and delivered by the Assuming Institution and when this Agreement has been duly authorized, executed and delivered by the Corporation and the Receiver, this Agreement will constitute the legal, valid and binding obligation of the Assuming Institution, enforceable in accordance with its terms. 11.4. Compliance with Law. (a) No Violations. Neither the Assuming Institution nor any of its Subsidiaries is in violation of any statute, regulation, order, decision, judgment or decree of, or any restriction imposed by, the United States of America, any State, municipality or other political subdivision or any agency of any of the foregoing, or any court or other tribunal having jurisdiction over the Assuming Institution or any of its Subsidiaries or any assets of any such Person, or any foreign government or agency thereof having such jurisdiction, with respect to the conduct of the business of the Assuming Institution or of any of its Subsidiaries, or the ownership of the properties of the Assuming Institution or any of its Subsidiaries, which, either individually or in the aggregate with all other such violations, would materially and adversely affect the business, operations or condition (financial or otherwise) of the Assuming Institution or the ability of the Assuming Institution to perform, satisfy or observe any obligation or condition under this Agreement. (b) No Conflict. Neither the execution and delivery nor the performance by the Assuming Institution of this Agreement will result in any violation by the Assuming Institution of, or be in conflict with, any provision of any applicable law or regulation, or any order, writ or decree of any court or governmental authority. 11.5. Insured or Guaranteed Loans. If any Loans being transferred pursuant to this Agreement are insured or guaranteed by any department or agency of any governmental unit, federal, state or local, Assuming Institution represents that Assuming Institution has been approved by such agency and is an approved lender or mortgagee, as appropriate, if such approval is required. The Assuming Institution further assumes full responsibility for

Whole Bank 38 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia determining whether or not such insurance or guarantees are in full force and effect on the date of this Agreement and with respect to those Loans whose insurance or guaranty is in full force and effect on the date of this Agreement, Assuming Institution assumes full responsibility for doing all things necessary to insure such insurance or guarantees remain in full force and effect. Assuming Institution agrees to assume all of the obligations under the contract(s) of insurance or guaranty and agrees to cooperate with the Receiver where necessary to complete forms required by the insuring or guaranteeing department or agency to effect or complete the transfer to Assuming Institution. 11.6. Representations Remain True. The Assuming Institution represents and warrants that it has executed and delivered to the Corporation a Purchaser Eligibility Certification and Confidentiality Agreement and that all information provided and representations made by or on behalf of the Assuming Institution in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the Purchaser Eligibility Certification and Confidentiality Agreement (which are affirmed and ratified hereby) are and remain true and correct in all material respects and do not fail to state any fact required to make the information contained therein not misleading. 11.7. No Reliance; Independent Advice. The Assuming Institution is not relying on the Receiver or the Corporation for any business, legal, tax, accounting, investment or other advice in connection with this Agreement and the Exhibits hereto and documents delivered in connection with the foregoing, and has had adequate opportunity to consult with advisors of its choice in connection therewith. ARTICLE XII. INDEMNIFICATION. 12.1. Indemnification of Indemnitees. From and after the Bank Closing Date and subject to the limitations set forth in this Section 12.1 and Section 12.6 and compliance by the Indemnitees with Section 12.2, the Receiver agrees to indemnify and hold harmless the Indemnitees against any and all costs, losses, liabilities, expenses (including attorneys’ fees) incurred prior to the assumption of defense by the Receiver pursuant to Section 12.2(d), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with claims against any Indemnitee based on liabilities of the Failed Bank that are not assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution for which indemnification is provided: (a) hereunder in this Section 12.1, subject to certain exclusions as provided in Section 12.1(b): (i) claims based on the rights of any shareholder or former shareholder as such of (A) the Failed Bank, or (B) any Subsidiary or Affiliate of the Failed Bank; (ii) claims based on the rights of any creditor as such of the Failed Bank, or any creditor as such of any director, officer, employee or agent of the Failed Bank, with respect to any indebtedness or other obligation of the Failed Bank arising prior to the Bank Closing Date;

Whole Bank 39 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia (iii) claims based on the rights of any present or former director, officer, employee or agent as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank; (iv) claims based on any action or inaction prior to the Bank Closing Date of the Failed Bank, its directors, officers, employees or agents as such, or any Subsidiary or Affiliate of the Failed Bank, or the directors, officers, employees or agents as such of such Subsidiary or Affiliate; (v) claims based on any malfeasance, misfeasance or nonfeasance of the Failed Bank, its directors, officers, employees or agents with respect to the trust business of the Failed Bank, if any; (vi) claims based on any failure or alleged failure (not in violation of law) by the Assuming Institution to continue to perform any service or activity previously performed by the Failed Bank which the Assuming Institution is not required to perform pursuant to this Agreement or which arise under any contract to which the Failed Bank was a party which the Assuming Institution elected not to assume in accordance with this Agreement and which neither the Assuming Institution nor any Subsidiary or Affiliate of the Assuming Institution has assumed subsequent to the execution hereof; (vii) claims arising from any action or inaction of any Indemnitee, including for purposes of this Section 12.1(a)(vii) the former officers or employees of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank that is taken upon the specific written direction of the Corporation or the Receiver, other than any action or inaction taken in a manner constituting bad faith, gross negligence or willful misconduct; and (viii) claims based on the rights of any depositor of the Failed Bank whose deposit has been accorded “withheld payment” status and/or returned to the Receiver or Corporation in accordance with Section 9.5 and/or has become an “unclaimed deposit” or has been returned to the Corporation or the Receiver in accordance with Section 2.3; (b) provided that with respect to this Agreement, except for Section 12.1(a)(vii) and (viii), no indemnification will be provided under this Agreement for any: (i) judgment or fine against, or any amount paid in settlement (without the written approval of the Receiver) by, any Indemnitee in connection with any action that seeks damages against any Indemnitee (a “Counterclaim”) arising with respect to any Acquired Asset and based on any action or inaction of either the Failed Bank, its directors, officers, employees or agents as such prior to the Bank Closing Date, unless any such judgment, fine or amount paid in settlement exceeds the greater of (A) the Repurchase Price of such Acquired Asset, or (B) the monetary recovery sought on such Acquired Asset by the Assuming Institution in the cause of action from which the Counterclaim arises; and in such event the Receiver will provide indemnification only in the amount of such excess; and no indemnification will be provided for any costs or expenses other than any costs or expenses (including attorneys’ fees) which, in the determination of the Receiver, have been actually and reasonably incurred by such Indemnitee in connection with the defense of any such Counterclaim; and it is expressly

Whole Bank 40 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia agreed that the Receiver reserves the right to intervene, in its discretion, on its behalf and/or on behalf of the Receiver, in the defense of any such Counterclaim; (ii) claims with respect to any liability or obligation of the Failed Bank that is expressly assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution; (iii) claims with respect to any liability of the Failed Bank to any present or former employee as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank, which liability is expressly assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution; (iv) claims based on the failure of any Indemnitee to seek recovery of damages from the Receiver for any claims based upon any action or inaction of the Failed Bank, its directors, officers, employees or agents as fiduciary, agent or custodian prior to the Bank Closing Date; (v) claims based on any violation or alleged violation by any Indemnitee of the antitrust, branching, banking or bank holding company or securities laws of the United States of America or any State thereof; (vi) claims based on the rights of any present or former creditor, customer, or supplier as such of the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution; (vii) claims based on the rights of any present or former shareholder as such of the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution regardless of whether any such present or former shareholder is also a present or former shareholder of the Failed Bank; (viii) claims, if the Receiver determines that the effect of providing such indemnification would be to (A) expand or alter the provisions of any warranty or disclaimer thereof provided in Section 3.3 or any other provision of this Agreement, or (B) create any warranty not expressly provided under this Agreement; (ix) claims which could have been enforced against any Indemnitee had the Assuming Institution not entered into this Agreement; (x) claims based on any liability for taxes or fees assessed with respect to the consummation of the transactions contemplated by this Agreement, including without limitation any subsequent transfer of any Acquired Assets or Liabilities Assumed to any Subsidiary or Affiliate of the Assuming Institution; (xi) except as expressly provided in this Article XII, claims based on any action or inaction of any Indemnitee, and nothing in this Agreement shall be construed to provide indemnification for (i) the Failed Bank, (ii) any Subsidiary or Affiliate of the Failed Bank, or (iii) any present or former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates; provided that the Receiver, in its sole and absolute discretion, may provide indemnification hereunder for any present or

Whole Bank 41 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates who is also or becomes a director, officer, employee or agent of the Assuming Institution or its Subsidiaries or Affiliates; (xii) claims or actions which constitute a breach by the Assuming Institution of the representations and warranties contained in Article XI; (xiii) claims arising out of or relating to the condition of or generated by an Acquired Asset arising from or relating to the presence, storage or release of any hazardous or toxic substance, or any pollutant or contaminant, or condition of such Acquired Asset which violate any applicable Federal, State or local law or regulation concerning environmental protection; and (xiv) claims based on, related to or arising from any asset, including a loan, acquired or liability assumed by the Assuming Institution, other than pursuant to this Agreement. 12.2. Conditions Precedent to Indemnification. It shall be a condition precedent to the obligation of the Receiver to indemnify any Person pursuant to this Article XII that such Person shall, with respect to any claim made or threatened against such Person for which such Person is or may be entitled to indemnification hereunder: (a) give written notice to the Regional Counsel (Litigation Branch) of the Corporation in the manner and at the address provided in Section 13.6 of such claim as soon as practicable after such claim is made or threatened; provided that notice must be given on or before the date which is six (6) years from the date of this Agreement; (b) provide to the Receiver such information and cooperation with respect to such claim as the Receiver may reasonably require; (c) cooperate and take all steps, as the Receiver may reasonably require, to preserve and protect any defense to such claim; (d) in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Receiver the right, which the Receiver may exercise in its sole and absolute discretion, to conduct the investigation, control the defense and effect settlement of such claim, including without limitation the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of any such claim, all of which shall be at the expense of the Receiver; provided that the Receiver shall have notified the Person claiming indemnification in writing that such claim is a claim with respect to which such Person is entitled to indemnification under this Article XII; (e) not incur any costs or expenses in connection with any response or suit with respect to such claim, unless such costs or expenses were incurred upon the written direction of the Receiver; provided that the Receiver shall not be obligated to reimburse the amount of any such costs or expenses unless such costs or expenses were incurred upon the written direction of the Receiver; (f) not release or settle such claim or make any payment or admission with respect thereto, unless the Receiver consents thereto; provided that the Receiver shall not be

Whole Bank 42 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia obligated to reimburse the amount of any such settlement or payment unless such settlement or payment was effected upon the written direction of the Receiver; and (g) take such reasonable action as the Receiver may request in writing as necessary to preserve, protect or enforce the rights of the Indemnitee against any Primary Indemnitor. 12.3. No Additional Warranty. Nothing in this Article XII shall be construed or deemed to (a) expand or otherwise alter any warranty or disclaimer thereof provided under Section 3.3 or any other provision of this Agreement with respect to, among other matters, the title, value, collectability, genuineness, enforceability, documentation, condition or freedom from liens or encumbrances, of any (i) Acquired Asset, or (ii) asset of the Failed Bank purchased by the Assuming Institution subsequent to the execution of this Agreement by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution, or (b) create any warranty not expressly provided under this Agreement with respect thereto. 12.4. Indemnification of Receiver and Corporation. From and after the Bank Closing Date, the Assuming Institution agrees to indemnify and hold harmless the Corporation and the Receiver and their respective directors, officers, employees and agents from and against any and all costs, losses, liabilities, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any of the following: (a) claims based on any and all liabilities or obligations of the Failed Bank assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution, whether or not any such liabilities subsequently are sold and/or transferred, other than any claim based upon any action or inaction of any Indemnitee as provided in Section 12.1(a)(vii) or (viii); (b) claims based on any act or omission of any Indemnitee (including but not limited to claims of any Person claiming any right or title by or through the Assuming Institution with respect to Acquired Assets transferred to the Receiver pursuant to Section 3.4 or Section 3.6), other than any action or inaction of any Indemnitee as provided in (vii) or (viii) of Section 12.1(a); and (c) claims based on any failure of the Assuming Institution to comply with any provision of Article VI. 12.5. Obligations Supplemental. The obligations of the Receiver, and the Corporation as guarantor in accordance with Section 12.7, to provide indemnification under this Article XII are to supplement any amount payable by any Primary Indemnitor to the Person indemnified under this Article XII. Consistent with that intent, the Receiver agrees only to make payments pursuant to such indemnification to the extent not payable by a Primary Indemnitor. If the aggregate amount of payments by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, and all Primary Indemnitors with respect to any item of indemnification under this Article XII exceeds the amount payable with respect to such item, such Person being indemnified shall notify the Receiver thereof and, upon the request of the Receiver, shall promptly pay to the Receiver, or the Corporation as appropriate, the amount of the Receiver’s (or Corporation’s) payments to the extent of such excess.

Whole Bank 43 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia 12.6. Criminal Claims. Notwithstanding any provision of this Article XII to the contrary, in the event that any Person being indemnified under this Article XII shall become involved in any criminal action, suit or proceeding, whether judicial, administrative or investigative, the Receiver shall have no obligation hereunder to indemnify such Person for liability with respect to any criminal act or to the extent any costs or expenses are attributable to the defense against the allegation of any criminal act, unless (a) the Person is successful on the merits or otherwise in the defense against any such action, suit or proceeding, or (b) such action, suit or proceeding is terminated without the imposition of liability on such Person. 12.7. Limited Guaranty of the Corporation. The Corporation hereby guarantees performance of the Receiver’s obligation to indemnify the Assuming Institution as set forth in this Article XII. It is a condition to the Corporation’s obligation hereunder that the Assuming Institution shall comply in all respects with the applicable provisions of this Article XII. The Corporation shall be liable hereunder only for such amounts, if any, as the Receiver is obligated to pay under the terms of this Article XII but shall fail to pay. Except as otherwise provided above in this Section 12.7, nothing in this Article XII is intended or shall be construed to create any liability or obligation on the part of the Corporation, the United States of America or any department or agency thereof under or with respect to this Article XII, or any provision hereof, it being the intention of the parties hereto that the obligations undertaken by the Receiver under this Article XII are the sole and exclusive responsibility of the Receiver and no other Person or entity. 12.8. Subrogation. Upon payment by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, to any Indemnitee for any claims indemnified by the Receiver under this Article XII, the Receiver, or the Corporation as appropriate, shall become subrogated to all rights of the Indemnitee against any other Person to the extent of such payment. ARTICLE XIII. MISCELLANEOUS. 13.1. Costs, Fees, and Expenses. All fees, costs and expenses incurred by a party in connection with this Agreement (including the performance of any obligations or the exercise of any rights hereunder) shall be borne by such party unless expressly otherwise provided; provided that the Assuming Institution shall pay all fees, costs and expenses (other than attorneys’ fees incurred by the Receiver) incurred in connection with the transfer to it of any Acquired Assets or Liabilities Assumed hereunder or in accordance herewith. Further, the Assuming Institution shall be responsible for the payment of MERS routine transaction charges. 13.2. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. 13.3. Consent; Determination or Discretion. When the consent or approval of a party is required under this Agreement, such consent or approval shall be obtained in writing and unless expressly otherwise provided, shall not be unreasonably withheld or delayed. When a determination or decision is to be made by a party under this Agreement, that party shall make such determination or decision in its reasonable discretion unless expressly otherwise provided.

Whole Bank 44 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia 13.4. Rights Cumulative. Except as expressly otherwise provided herein, the rights of each of the parties under this Agreement are cumulative, may be exercised as often as any party considers appropriate and are in addition to each such party’s rights under this Agreement, any of the agreements related thereto or under applicable law. Any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right, unless expressly otherwise provided. 13.5. References. References in this Agreement to Recitals, Articles, Sections, Schedules and Exhibits are to Recitals, Articles, Sections, Schedules and Exhibits of this Agreement, respectively. References to parties are to the parties to this Agreement. Unless expressly otherwise provided, references to days and months are to calendar days and months respectively. In any case where a notice or other action is due on a day which is not a Business Day, such notice or other action may be delayed until the next-succeeding Business Day. Article and Section headings are for convenient reference and shall not affect the meaning of this Agreement. References to the singular shall include the plural, as the context may require, and vice versa. 13.6. Notice. (a) Form of Notices. All notices shall be given in writing and provided in accordance with the provisions of this Section 13.6, unless expressly otherwise provided. (b) Notice to the Receiver or the Corporation. With respect to a notice under this Agreement: Federal Deposit Insurance Corporation 1601 Bryan Street Dallas, Texas 75201 Attention: Settlement Agent In addition, with respect to notices under Section 4.6, with a copy to: BankPremiseNotice@fdic.gov In addition, with respect to notice under Article XII: Regional Counsel (Litigation Branch) 1601 Bryan Street Dallas, TX 75201 In addition, with respect to communications under Exhibit 4.13, a copy to: Attention: Interim Servicing Manager, GGodwin@fdic.gov (c) Notice to Assuming Institution. With respect to a notice under this Agreement: WashingtonFirst Bank 11921 Freedom Dr. Ste 250

Whole Bank 45 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia Reston, VA 20190 Attention: Shaza L. Andersen, CEO with a copy to: Richard D. Horn, General Counsel & Corporate Secretary 13.7. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto and thereto, embody the entire agreement of the parties hereto in relation to the subject matter herein and supersede all prior understandings or agreements, oral or written, between the parties. 13.8. Counterparts. This Agreement may be executed in any number of counterparts and by the duly authorized representative of a different party hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. 13.9. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED STATES OF AMERICA, AND IN THE ABSENCE OF CONTROLLING FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MAIN OFFICE OF THE FAILED BANK IS LOCATED. 13.10. Successors and Assigns. (a) Binding on Successors and Assigns; Assignment. All terms and conditions of this Agreement shall be binding on the successors and assigns of the Receiver, the Corporation and the Assuming Institution. The Receiver may assign or otherwise transfer this Agreement and the rights and obligations of the Receiver hereunder (in whole or in part) to the Corporation in its corporate capacity without the consent of Assuming Institution. Notwithstanding anything to the contrary contained in this Agreement, the Assuming Institution may not assign or otherwise transfer this Agreement or any of the Assuming Institution’s rights or obligations hereunder (in whole or in part) without the prior written consent of the Receiver, which consent may be granted or withheld by the Receiver in its sole and absolute discretion. (b) No Third Party Beneficiaries. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the Receiver, the Corporation and the Assuming Institution any legal or equitable right, remedy or claim under or with respect to this Agreement or any provisions contained herein, it being the intention of the parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of the Receiver, the Corporation and the Assuming Institution and for the benefit of no other Person. 13.11. Modification. No amendment or other modification, rescission or release of any part of this Agreement shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of the parties. 13.12. Manner of Payment. All payments due under this Agreement shall be in lawful money of the United States of America in immediately available funds as each party hereto may specify to the other parties; provided that in the event the Receiver or the Corporation is obligated to make any payment hereunder in the amount of $25,000.00 or less, such payment may be made by check.

Whole Bank 46 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia 13.13. Waiver. Each of the Receiver, the Corporation and the Assuming Institution may waive its respective rights, powers or privileges under this Agreement; provided that such waiver shall be in writing; and further provided that no failure or delay on the part of the Receiver, the Corporation or the Assuming Institution to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by the Receiver, the Corporation or the Assuming Institution under this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement. 13.14. Severability. If any provision of this Agreement is declared invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto. 13.15. Term of Agreement. This Agreement shall continue in full force and effect until the sixth (6th) anniversary of the Bank Closing Date; provided that the provisions of Sections 6.3 and 6.4 shall survive the expiration of the term of this Agreement; and provided further that the receivership of the Failed Bank may be terminated prior to the expiration of the term of this Agreement, and in such event, the guaranty of the Corporation, as provided in and in accordance with the provisions of Section 12.7, shall be in effect for the remainder of the term of this Agreement. Expiration of the term of this Agreement shall not affect any claim or liability of any party with respect to any (a) amount which is owing at the time of such expiration, regardless of when such amount becomes payable, and (b) breach of this Agreement occurring prior to such expiration, regardless of when such breach is discovered. 13.16. Survival of Covenants, Etc. The covenants, representations, and warranties in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereunder. [Signature Page Follows]

Whole Bank 48 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia SCHEDULE 2.1(a) EXCLUDED DEPOSIT LIABILITY ACCOUNTS Accounts Excluded from P&A Transaction Millennium Bank, NA Sterling, VA NONE

Whole Bank 49 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia SCHEDULE 3.2 PURCHASE PRICE OF ACQUIRED ASSETS (a) cash and receivables from depository institutions, including cash items in the process of collection, plus interest thereon: Book Value (b) securities (exclusive of the capital stock of Acquired Subsidiaries and FHLB stock), plus interest thereon: As provided in Section 3.2(b) (c) federal funds sold and repurchase agreements, if any, including interest thereon: Book Value (d) Loans: Book Value (e) credit card business: (f) safe deposit business, safekeeping business and trust business, if any: Book Value Book Value (g) Failed Bank Records and other documents: (h) Other Real Estate and Other Real Estate Subsidiaries: (i) all repossessed collateral, such as boats, motor vehicles, aircraft, trailers, and fire arms Book Value NA Book Value (j) capital stock of any Acquired Subsidiaries (other than Other Real Estate Subsidiaries) (subject to Section 3.2(b): Book Value (k) amounts owed to the Failed Bank by any Acquired Subsidiaries: Book Value (l) assets securing Deposits of public money, to the extent not otherwise purchased hereunder: Book Value (m) overdrafts of customers: Book Value

Whole Bank 50 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia (n) rights, if any, with respect to Qualified Financial Contracts: As provided in Section 3.2(c) (o) rights of the Failed Bank to have loan servicing provided to the Failed Bank by others and related contracts: (p) Personal Computers and Owned Data Management Equipment: (q) Safe Deposit Boxes Book Value Fair Market Value Fair Market Value Assets subject to an option to purchase: (a) Bank Premises with a fixed price: All other Bank Premises As set forth in the Bid Form Fair Market Value (b) Furniture and Equipment: Fair Market Value (c) Fixtures: Fair Market Value (d) Other Equipment: Fair Market Value (e) Specialty Assets Fair Market Value

SCHEDULE 3.5(l)

EXCLUDED SECURITIES

As of November 29, 2013

CUSIP	ASSET NAME/DESCRIPTION	BOOK VALUE
15132EGL6	CENDANT MTG CORP 2003-9	$ 2,333.95
05948XVF5	BA MTG SECS INC 2003-I	$ 204,294.72
36228FW51	GSR MTG TR 2004-5	$ 302,763.01
449848ZC4	PREFERRED TERM SEC 1 2002	$ 2,500,000.00
44984QAE0	PREFERRED TERM SEC II 2003	$ 2,500,000.00
74042DAG1	PREFERRED TERM SECS XX LTD/PFD	$ 2,140,698.30
	Community Bankers Bank Capital Stock	$ 58,750.00

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Millennium Bank, N.A.
Sterling, Virginia

Whole Bank 52 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia SCHEDULE 3.5(m) EXCLUDED OTHER REAL ESTATE AND SUBSIDIARIES . OREO Assets (held in Bank owned Subsidiaries) including: Name of Asset # of Land Parcels Bank Reserves Net Book Value Angler Opal Associates 1 $ 513,000.00 $ 1,494,000.00 Bishops Run 1 $ 2,030,000.00 $ 4,450,000.00 Dorot Property 1 $ 903,600.00 $ 975,600.00 Smith (under contract) 1 $ - $ 78,750.00 Total $ 6,997,750.00 All other Failed Bank owned subsidiaries (active or inactive).

Whole Bank 53 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia SCHEDULE 4.1(b) BANK PREMISES IN UNDERSERVED AREAS NONE

Whole Bank 54 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia SCHEDULE 6.3 DATA RETENTION CATALOG

Whole Bank 55 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia

SCHEDULE 7

Accounts Excluded from Calculation of Deposit Franchise Bid Premium

Millennium Bank, NA
Sterling, VA

The accounts identified below will pass to the Assuming Institution (unless otherwise noted). When calculating the premium to be paid on Assumed Deposits in a purchase and assumption transaction, the FDIC will exclude the following categories of deposit accounts:

Category	*Description*	*Amount*
I	Non-DO Brokered Deposits	$ 0
II	CDARS	$ 0
III	Market Place Deposits	$ 1,242,500
	Total Deposits *excluded from calculation of deposit premium*	**$ 1,242,500**

Category Description

I. Brokered Deposits

Brokered deposit accounts are accounts for which the "depositor of record" is an agent, nominee or custodian who deposits funds for a principal or principals to whom "pass-through" deposit insurance coverage may be extended. The FDIC separates brokered deposit accounts into two categories: 1) Depository Organization (DO) Brokered Deposits and 2) Non-Depository Organization (Non-DO) Brokered Deposits. This distinction is made by the FDIC to facilitate our role as Receiver and Insurer. These terms will not appear on other "brokered deposit" reports generated by Millennium Bank, NA.

Non-DO Brokered Deposits pass to the Assuming Institution, but are excluded from Assumed Deposits when the deposit premium is calculated. Please see the attached "Schedule 7 – Non-DO Broker Deposit Detail Report" for a listing of these accounts. This list will be updated post closing with balances as of the Bank Closing Date.

If Millennium Bank, NA had any DO Brokered Deposits (Cede & Co as Nominee for DTC), they are excluded from Assumed Deposits in the Purchase and Assumption Agreement.

II. CDARS

CDARS deposits pass to the Assuming Institution, but are excluded from Assumed Deposits when the deposit premium is calculated.

Millennium Bank, NA did not participate in the CDARS program as of the date of the deposit download. If CDARS deposits are taken between the date of the deposit download and the Bank Closing Date, they will be identified post closing and made part of Schedule 7 to the Purchase and Assumption Agreement.

III. Market Place Deposits

"Market Place Deposits" is a description given to deposits that may have been solicited via a money desk, internet subscription service (for example, QwickRate®), or similar programs.

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Millennium Bank, N.A.
Sterling, Virginia

Millennium Bank, NA does have QwickRate® deposits as identified above. Below please see "Schedule 7 QwickRate® Deposit Detail Report" for a listing of these accounts as of November 29, 2013. This list will be updated post closing with balances as of the Bank Closing Date.

This schedule provides account categories and balances as of the date of the deposit download, or as indicated. The deposit franchise bid premium will be calculated using account categories and balances as of the Bank Closing Date that are reflected in the general ledger or subsystem as described above. The final numbers for Schedule 7 will be provided post closing.

QwickRate Detail Report as of November 29, 2013:

		Millennium Bank, N.A.				
		Qwick Rate Deposits				
				Data Date:	11/29/2013	
Account No.	Class Code		Maturity Date	Interest Rate	Current Balance	
CD - 100058	359		09/09/2014	1.70%	249,000.00	
CD - 100066	359		09/16/2014	1.70%	249,000.00	
CD - 100074	359		09/23/2014	1.70%	250,000.00	
CD - 100072	359		09/26/2014	1.70%	249,500.00	
CD - 100076	360		09/23/2015	2.00%	245,000.00	
			Total		1,242,500.00	

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Millennium Bank, N.A.
Sterling, Virginia

Whole Bank 58 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia EXHIBIT 2.3A FINAL LEGAL NOTICE Claiming Requirements for Deposits Under 12 U.S.C. 1822(e) [Date] [Name of Unclaimed Depositor] [Address of Unclaimed Depositor] [Anytown, USA] Subject: [XXXXX – Name of Bank City, State] – In Receivership Dear [Sir/Madam]: As you may know, on [Date: Closing Date], the [Name of Bank (“The Bank”)] was closed and the Federal Deposit Insurance Corporation (“FDIC”) transferred [The Bank’s] accounts to [Name of Assuming Institution]. According to federal law under 12 U.S.C., 1822(e), on [Date: eighteen months from the Closing Date], [Name of Assuming Institution] must transfer the funds in your account(s) back to the FDIC if you have not claimed your account(s) with [Name of Assuming Institution]. Based on the records recently supplied to us by [Name of Assuming Institution], your account(s) currently fall into this category. This letter is your formal Legal Notice that you have until [Date: eighteen months from the Closing Date], to claim or arrange to continue your account(s) with [Name of Assuming Institution]. There are several ways that you can claim your account(s) at [Name of Assuming Institution]. It is only necessary for you to take any one of the following actions in order for your account(s) at [Name of Assuming Institution] to be deemed claimed. In addition, if you have more than one account, your claim to one account will automatically claim all accounts: 1. Write to [Name of Assuming Institution] and notify them that you wish to keep your account(s) active with them. Please be sure to include the name of the account(s), the account number(s), the signature of an authorized signer on the account(s), name, and address. [Name of Assuming Institution] address is: [123 Main Street Anytown, USA] 2. Execute a new signature card on your account(s), enter into a new deposit agreement with [Name of Assuming Institution], change the ownership on your account(s), or renegotiate the terms of your certificate of deposit account(s) (if any). 3. Provide [Name of Assuming Institution] with a change of address form. 4. Make a deposit to or withdrawal from your account(s). This includes writing a check on any account or having an automatic direct deposit credited to or an automatic withdrawal debited from an account.

Whole Bank 59 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia If you do not want to continue your account(s) with [Name of Assuming Institution] for any reason, you can withdraw your funds and close your account(s). Withdrawing funds from one or more of your account(s) satisfies the federal law claiming requirement. If you have time deposits, such as certificates of deposit, [Name of Assuming Institution] can advise you how to withdraw them without being charged an interest penalty for early withdrawal. If you do not claim ownership of your account(s) at [Name of Assuming Institution by Date: eighteen months from the Closing Date] federal law requires [Name of Assuming Institution] to return your deposits to the FDIC, which will deliver them as unclaimed property to the State indicated in your address in the Failed Institution’s records. If your address is outside of the United States, the FDIC will deliver the deposits to the State in which the Failed Institution had its main office. 12 U.S.C. § 1822(e). If the State accepts custody of your deposits, you will have 10 years from the date of delivery to claim your deposits from the State. After 10 years you will be permanently barred from claiming your deposits. However, if the State refuses to take custody of your deposits, you will be able to claim them from the FDIC until the receivership is terminated. If you have not claimed your insured deposits before the receivership is terminated, and a receivership may be terminated at any time, all of your rights in those deposits will be barred. If you have any questions or concerns about these items, please contact [Bank Employee] at [Name of Assuming Institution] by phone at [(XXX) XXX-XXXX]. Sincerely, [Name of Claims Specialist] [Title]

Whole Bank 60 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia EXHIBIT 2.3B AFFIDAVIT OF MAILING AFFIDAVIT OF MAILING State of COUNTY OF I am employed as a [Title of Office] by the [Name of Assuming Institution]. This will attest that on [Date of mailing], I caused a true and correct copy of the Final Legal Notice, attached hereto, to owners of unclaimed deposits of [Name of Failed Bank], City, State, to be prepared for deposit in the mail of the United States of America on behalf of the Federal Deposit Insurance Corporation. A list of depositors to whom the notice was mailed is attached. This notice was mailed to the depositor’s last address as reflected on the books and records of the [Name of Failed Bank] as of the date of failure. ______________________________________ [Name] [Title of Office] [Name of Assuming Institution] Subscribed and sworn to before me this _______day of [Month, Year]. My commission expires: ______________________ ________________________________ [Name], Notary Public

Whole Bank 61 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia EXHIBIT 3.2(c) VALUATION OF CERTAIN QUALIFIED FINANCIAL CONTRACTS A. Scope Interest Rate Contracts - All interest rate swaps, forward rate agreements, interest rate futures, caps, collars and floors, whether purchased or written. Option Contracts - All put and call option contracts, whether purchased or written, on marketable securities, financial futures, foreign currencies, foreign exchange or foreign exchange futures contracts. Foreign Exchange Contracts - All contracts for future purchase or sale of foreign currencies, foreign currency or cross currency swap contracts, or foreign exchange futures contracts. B. Exclusions All financial contracts used to hedge assets and liabilities that are acquired by the Assuming Institution but are not subject to adjustment from Book Value. C. Adjustment The difference between the Book Value and market value as of the Bank Closing Date. D. Methodology 1. The price at which the Assuming Institution sells or disposes of Qualified Financial Contracts will be deemed to be the fair market value of such contracts, if such sale or disposition occurs at prevailing market rates within a predefined timetable as agreed upon by the Assuming Institution and the Receiver. 2. In valuing all other Qualified Financial Contracts, the following principles will apply: (i) All known cash flows under swaps or forward exchange contracts shall be present valued to the swap zero coupon interest rate curve. (ii) All valuations shall employ prices and interest rates based on the actual frequency of rate reset or payment. (iii) Each tranche of amortizing contracts shall be separately valued. The total value of such amortizing contract shall be the sum of the values of its component tranches.

Whole Bank 62 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia (iv) For regularly traded contracts, valuations shall be at the midpoint of the bid and ask prices quoted by customary sources (e.g., The Wall Street Journal, Telerate, Reuters or other similar source) or regularly traded exchanges. (v) For all other Qualified Financial Contracts where published market quotes are unavailable, the adjusted price shall be the average of the bid and ask price quotes from three (3) securities dealers acceptable to the Receiver and Assuming Institution as of the Bank Closing Date. If quotes from securities dealers cannot be obtained, an appraiser acceptable to the Receiver and the Assuming Institution will perform a valuation based on modeling, correlation analysis, interpolation or other techniques, as appropriate.

Whole Bank 63 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia EXHIBIT 4.13 INTERIM ASSET SERVICING ARRANGEMENT This Interim Asset Servicing Arrangement is made pursuant to and as of the date of that certain Purchase and Assumption Agreement (the “Purchase and Assumption Agreement”) among the Receiver, the Assuming Institution and the Corporation, to which this Arrangement is attached. Capitalized terms used and not otherwise defined in this Exhibit 4.13 shall have the meanings assigned to such terms in the Agreement. (a) With respect to each asset or liability designated from time to time by the Receiver to be serviced by the Assuming Institution pursuant to this Interim Asset Servicing Arrangement (the “Arrangement”), including any assets or liabilities sold or conveyed by the Receiver to any party other than the Assuming Institution (any such party, a “Successor Owner”) but with respect to which the Receiver has an obligation to service or provide servicing support (such assets and liabilities, the “Pool Assets”), for certain loans (the “Loans”) during the term of this Arrangement the Assuming Institution shall service or provide servicing support to the Pool Assets as described in this Exhibit 4.13. If the Assuming Institution is an approved or qualified servicer for any government sponsored entity (each, a “GSE”) and if any of the Loans are owned by a GSE, the Assuming Institution shall service or provide servicing support for the Loans owned by a GSE in accordance with the guidelines promulgated by and its agreements with the applicable GSE. If the Assuming Institution is not an approved or qualified servicer for a GSE or the Loans are not owned by a GSE, then the Assuming Institution shall service or provide servicing support for the Loans in accordance with the following: (i) promptly post and apply payments received to the applicable system of record; (ii) reverse and return insufficient funds checks; (iii) pay (A) participation payments to participants in Loans, as and when received; (B) tax and insurance bills, as they come due, out of any escrow funds maintained for such purposes; and (C) unfunded commitments and protective advances out of any escrow funds created for such purposes; (iv) process funding draws under Loans and protective advances in connection with collateral and acquired property, in each case, as and to the extent authorized and funded by the Receiver; (v) maintain in use all data processing equipment and systems and other systems of record on which any activity with respect to any Pool Assets are, or prior to the Bank Closing Date, were, recorded, and maintain all historical data on any such systems as of the Bank Closing Date and not, without the express consent of the Receiver (which consent must be sought at least sixty (60) days prior to taking any action), deconvert, remove, transfer or

Whole Bank 64 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia otherwise discontinue use of any of the Failed Bank’s systems of record with respect to any Pool Asset; (vi) maintain accurate records reflecting (A) payments received by the Assuming Institution, (B) information received by the Assuming Institution concerning changes in the address or identity of any Obligor and (C) other servicing actions taken by the Assuming Institution, including checks returned for insufficient funds; (vii) send (A) billing statements to Obligors on Pool Assets (to the extent that such statements were sent by the Failed Bank or as are requested by the Receiver) and (B) notices to Obligors who are in default on Loans (in the same manner as the Failed Bank or as are requested by the Receiver); (viii) employ a sufficient number of qualified employees to provide the services required to be provided by the Assuming Institution pursuant to this Arrangement (with the number and qualifications of such employees to be not less than the number and qualifications of employees employed by the Failed Bank to perform such functions as of the Bank Closing Date); (ix) hold in trust any Credit Files and any servicing files in the possession or on the premises of the Assuming Institution for the Receiver or the Successor Owner (as applicable) and segregate from the other books and records of the Assuming Institution and appropriately mark such Credit Files and servicing files to clearly reflect the ownership interest of the Receiver or the successor owner (as applicable); (x) send to the Receiver (indicating closed bank name and number), Attn: Interim Servicing Manager, at the email address provided in Section 13.6 of the Purchase and Assumption Agreement, or to such other person at such address as the Receiver may designate, via overnight delivery: (A) on a weekly basis, weekly reports, including, without limitation, reports reflecting collections and trial balances, and (B) any other reports, copies or information as may be requested from time to time by the Receiver, including, if requested, copies of (1) checks or other remittances received, (2) insufficient funds checks returned, (3) checks or other remittances for payment to participants or for taxes, insurance, funding advances and protective advances, (4) pay-off requests, and (5) notices to defaulted Obligors; (xi) remit on a weekly basis to the Receiver (indicating closed bank name and number), Attn: DRR Cashier Unit, Business Operations Support Branch, in the same manner as provided in paragraph (a)(x), via wire transfer to the account designated by the Receiver, or to such other person at such other address and/or account as the Receiver may designate, all payments received; (xii) prepare and timely file all information reports with appropriate tax authorities, and, if requested by the Receiver, prepare and file tax returns and remit taxes due on or before the due date; (xiii) provide and furnish such other services, operations or functions, including, without limitation, with regard to any business, enterprise or agreement which is a Pool Asset, as may be requested by the Receiver;

Whole Bank 65 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia (xiv) establish a custodial account for the Receiver and for each successor owner at the Assuming Institution, each of which shall be interest bearing, titled in the name of Assuming Institution, in trust for the Receiver or the successor owner (as applicable), in each case as the owner, and segregate and hold all funds collected and received with respect to the Pool Assets separate and apart from any of the Assuming Institution’s own funds and general assets; and (xv) no later than the end of the second Business Day following receipt thereof, deposit into the applicable custodial account and retain therein all funds collected and received with respect to the Pool Assets. Notwithstanding anything to the contrary in this Exhibit, the Assuming Institution shall not be required to initiate litigation or other collection proceedings against any Obligor or any collateral with respect to any defaulted Loan. The Assuming Institution shall promptly notify the Receiver, at the address referred to above in paragraph (a)(x), of any claims or legal actions regarding any Pool Asset. (b) In consideration for the provision of the services provided pursuant to this Arrangement, the Receiver agrees to reimburse the Assuming Institution for the actual, reasonable and necessary expenses incurred in connection with the performance of its duties pursuant to this Arrangement, including shared services of photocopying, postage, express mail, core data processing (allocated on a per loan basis based on historical actual costs) and amounts paid for employee services (based upon the number of hours spent performing servicing duties). (c) The Assuming Institution shall provide the services described herein for a term of up to three hundred sixty-five (365) days after the Bank Closing Date. The Receiver may terminate the Arrangement at any time upon not less than sixty (60) days notice to the Assuming Institution without any liability or cost to the Receiver other than the fees and expenses due to the Assuming Institution as of the termination date pursuant to paragraph (b) above. (d) At any time during the term of this Arrangement, the Receiver may, upon not less than thirty (30) days prior written notice to the Assuming Institution, remove one or more Pool Assets, and at the time of such removal the Assuming Institution’s responsibility with respect thereto shall terminate. (e) At the expiration of this Arrangement or upon the termination of the Assuming Institution’s responsibility with respect to any Pool Asset pursuant to paragraph (d) hereof, the Assuming Institution shall: (i) deliver to the Receiver (or its designee) all of the Credit Documents and records relating to the Pool Assets; and (ii) cooperate with the Receiver to facilitate the orderly transition of managing the Pool Assets to the Receiver or its designees (including, without limitation, its contractors and persons to which any Pool Assets are conveyed). (f) At the request of the Receiver, the Assuming Institution shall perform such transitional services with regard to the Pool Assets as the Receiver may request. Transitional

Whole Bank 66 Millennium Bank, N.A. Version 6.1P – PURCHASE AND ASSUMPTION AGREEMENT Sterling, Virginia services may include, without limitation, assisting in any due diligence process deemed necessary by the Receiver and providing to the Receiver and its designees (including, without limitation, its contractors and any actual or potential successor owners) (i) information and data regarding the Pool Assets, including, without limitation, system reports and data downloads sufficient to transfer the Pool Assets to another system or systems and to facilitate due diligence by actual and potential successor owners, and (ii) access to employees of the Assuming Institution involved in the management of, or otherwise familiar with, the Pool Assets. (g) Until such time as the Arrangement expires or is terminated, without limitation of its obligations set forth above or in the Purchase and Assumption Agreement and without any additional consideration (other than that set forth in paragraph (b) above), the Assuming Institution shall provide the Receiver and its designees (including, without limitation, its contractors and actual and potential successor owners) with the following, as the same may be requested: (i) access to and the ability to obtain assistance and information from personnel of the Assuming Institution, including former personnel of the Failed Bank and personnel of third party consultants; (ii) access to and the ability to use and download information from data processing systems and other systems of record on which information regarding Pool Assets or any assets transferred to or liabilities assumed by the Assuming Institution is stored or maintained (regardless of whether information with respect to other assets or liabilities is also stored or maintained thereon); and (iii) access to and the ability to use and occupy office space (including parking facilities and vault space), facilities, utilities (including local telephone service and facsimile machines), furniture, equipment (including photocopying and facsimile machines), and technology and connectivity (including email accounts, network access and technology resources such as shared drives) in the Bank Premises occupied by the Assuming Institution.